                   MERGER AGREEMENT AND PLAN OF REORGANIZATION


                  This Merger Agreement and Plan of Reorganization, dated as of November 13, 2000 ("this Agreement"), is by and among Surge Components, Inc., a New York corporation ("Parent"), Mail Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Parent ("Merger Sub"), MailEncrypt.com, Inc., a California corporation (the "Company"), and the shareholders of the Company, as listed on the signature page hereto (each, a "Shareholder"). Unless the context clearly requires otherwise, the term "Parent" as used herein shall include Parent and its wholly owned subsidiaries, including, without limitation, Challenge/Surge, Inc.


                                   WITNESSETH:

                           WHEREAS, Parent, Merger Sub, the Company and the Shareholders did enter into a Merger Agreement and Plan of Reorganization, dated as of February 16, 2000 (the "Prior Agreement"), that contemplated the merger of the Company with and into Merger Sub upon the terms and conditions as set forth in the Prior Agreement; and

                           WHEREAS, Parent, Merger Sub, the Company and the Shareholders do not desire to pursue a merger as contemplated by the Prior Agreement; and

                           WHEREAS, the Boards of Directors of each of Parent, Merger Sub and the Company believe it is in the best interests of each company and their respective shareholders and stockholders that Parent acquire the Company through the merger (the "Merger") of the Company with and into Merger Sub and, in furtherance thereof, have approved the Merger and the transactions contemplated hereby upon the terms and subject to the conditions set forth herein; and

                           WHEREAS, the parties intend, by executing this Agreement, to adopt a plan of reorganization within the meaning of
         Section 368 of the Internal Revenue Code of 1986, as amended (the "Code").


                  NOW, THEREFORE, in consideration of the covenants, promises, representations and warranties as set forth herein, and other good and valuable consideration, the receipt and adequacy is hereby acknowledge, the parties agree as follows:


                   ARTICLE 1 - TERMINATION OF PRIOR AGREEMENT

                  This Agreement supersedes the Prior Agreement and the Prior Agreement hereby is terminated in its entirety and hereby made null and void with no party to the Prior Agreement having any rights, obligations or liabilities under the Prior Agreement.

                             ARTICLE 2 - THE MERGER

Section 2.1.      The Merger.

                  Upon the terms and subject to the satisfaction or, if permissible, waiver of the conditions of this Agreement and compliance with the applicable provisions of the Delaware General Corporation Law ("Delaware Law") and the California General Corporation Law ("California Law"), at the Effective Time (as such term is defined in Section 2.2), the Company shall be merged with and into Merger Sub, the separate corporate existence of the Company shall cease and Merger Sub shall continue as the surviving corporation. Merger Sub, as the surviving Delaware corporation with the operating business of the Company after the Merger, is hereinafter referred to as the "Surviving Corporation."

Section 2.2. Closing Date; Effective Time.

                           (a) Closing Date. Unless this Agreement is earlier terminated pursuant to Section 8.1, the closing of the Merger (the "Closing") will take place at the offices of Snow Becker Krauss P.C., 605 Third Avenue, New York, New York 10158-0125, or at such other place as Parent and the Company may agree, as promptly as practicable, but no later than five business days following satisfaction or waiver of the conditions set forth in Article 7. The Closing shall be deemed to have occurred and shall be effective as of the Effective Time (as such term is defined in Paragraph 2.2(b)). The date upon which the Closing actually occurs is referred to as the "Closing Date."

                           (b) Effective Time. As promptly as practicable following the approval of the Merger by the stockholder of Merger Sub and the shareholders of the Company, the parties hereto shall cause (i) a certificate of merger and other documents in conformity with Delaware Law (collectively, the "Delaware Certificate") to be filed with the Secretary of State of the State of Delaware and (ii) a copy of this Agreement with applicable officers' certificates and other documents in conformity with California Law (collectively, the "California Certificate") to be filed with the Secretary of State of the State of California. The Merger shall be effective at the time (the "Effective Time") of acceptance of the Delaware Certificate by the Secretary of State of the State of Delaware.

Section 2.3. Effect of the Merger.

                  At the Effective Time, the effect of the Merger shall be as provided by the applicable provisions of Delaware Law and California Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

Section 2.4. Certificate of Incorporation; Bylaws.

                  (a) Certificate of Incorporation. The Certificate of Incorporation of Merger Sub, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation, until thereafter amended as provided by Delaware Law and such Certificate of Incorporation of the Surviving Corporation; provided, however, that, effective as of the Effective Time, Merger Sub will change its name to "MailEncrypt, Inc."

                  (b) Bylaws. The Bylaws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation, until thereafter amended as provided by Delaware Law and such Bylaws.

Section 2.5. Directors and Officers.

                  (a)      The Surviving Corporation.

                           (i) Directors. The initial directors of the Surviving Corporation will be Adam J. Epstein, Michael Patchen, David Bird and Tom Taulli, each to hold office, subject to the applicable provisions of the Certificate of Incorporation and Bylaws of the Surviving Corporation, until the next annual meeting of stockholders of the Surviving Corporation or his death, resignation or removal in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation.

                           (ii) Officers. The officers of the Company immediately prior to the Effective Time shall be the officers of the Surviving Corporation, each to hold office at the pleasure of the Board of Directors of the Surviving Corporation.

                  (b)      Parent.

                           (i) Directors. Prior to the Effective Time, the Board of Directors of Parent (the "Parent Board") shall take all corporate action necessary to cause the Parent Board to be set, as of the Effective Time, at five members, until thereafter changed in accordance with applicable provisions of the Business Corporation Law of the State of New York ("New York Law") and the Certificate of Incorporation and Bylaws of Parent. In addition, the members of Parent Board in office at the Effective Time shall appoint, effective immediately following the Effective Time, one nominee of the Company, who shall be Adam J. Epstein, and such other nominees as are necessary so that Parent Board shall have in office, immediately following the Effective Time, five members, each to hold office, subject to the applicable provisions of the Certificate of Incorporation and Bylaws of Parent, until the next annual meeting of stockholders of Parent or such member's death, resignation or removal in accordance with the Certificate of Incorporation and Bylaws of Parent. In the event that Parent Board shall consist of more than five members immediately prior to the Effective Time, Parent shall cause such number of members of Parent Board in excess of five to resign as directors of Parent, effective as of the Effective Time, so as to permit the nominee of the Company to be appointed to the Parent Board in accordance with this Paragraph 2.5(b).

                           (ii) Officers. Prior to the Effective Time, Parent Board shall take all corporate action necessary to cause each of the following persons to be appointed, effective immediately following the Effective Time, to the offices of Parent set forth opposite their respective names, each to serve at the pleasure of Parent Board:

         Name                  Offices
         ----                  -------
         Adam J. Epstein       Chairman of the Board and Chief Executive Officer
         Ira Levy              Executive Vice President
         Steven J. Lubman      Secretary and Treasurer

Section 2.6. Conversion of Shares.

                  (a) Conversion. At the Effective Time, by virtue of the Merger and without any action on the part of any Parent, the Company, Merger Sub or any holder of any security of the Company:

                           (i) each share of the common stock, no par value (the "Company Common Stock"), of the Company then owned by Parent, Merger Sub or any other subsidiary of Parent and each share of Common Stock then held in the treasury of the Company shall be canceled, and no payment shall be made nor other consideration paid with respect to such cancellation;

                           (ii) each then remaining outstanding share of Company Common Stock shall be converted into the right to receive (the "Merger Consideration") .0677761 of a share of the Voting Redeemable Convertible Series B Preferred Stock, par value $.001 per share (the "Parent Preferred Stock"), of Parent upon the surrender of the certificate representing such share of Company Common Stock in accordance with Section 2.8 of this Agreement; and

                           (iii) all then outstanding shares of the common stock, par value $.01 per share, of Merger Sub shall remain outstanding and be converted into 100 shares of the common stock, par value $.001 per share (the "Surviving Corporation Common Stock"), of the Surviving Corporation.

                  (b) Fractional Shares. Fractional shares of Parent Preferred Stock may be issued in connection with the payment of the Merger Consideration.

                  (c) Company Options. At the Effective Time, Parent shall assume the Company's rights and obligations with respect to then outstanding options to purchase shares of Company Common Stock, in which and by which assumption each optionee, upon exercise of an option in accordance with its terms, shall acquire that number of shares of Parent Preferred Stock that optionee would have acquired had such optionee exercised the subject option immediately prior to the Effective Time, giving effect to the Merger Consideration.

Section 2.7. Dissenting Shares.

                  (a) Dissenters' Rights. Notwithstanding any provision of this Agreement to the contrary, any shares of Company Common Stock ("Dissenting Shares") held by a holder who has demanded and perfected appraisal or dissenters' rights for such Dissenting Shares in accordance with California Law and who, as of the Effective Time, has not effectively withdrawn or lost such appraisal or dissenters' rights, shall not be converted into the right to receive the Merger Consideration, but shall only be entitled to such dissenters' rights as are granted by California Law.

                  (b) Effect of Withdrawal or Loss of Dissenters' Rights. Notwithstanding the provisions of Paragraph 2.7(a), if any holder of shares of Company Common Stock who demands appraisal of such shares under California Law shall effectively withdraw or lose (through failure to perfect or otherwise) the right to appraisal, then, as of the later of the (i) Effective Time and (ii) occurrence of such withdrawal or loss, such holder's shares shall automatically be, pursuant to the Merger, converted into the right to receive Parent Common Stock in accordance with Paragraph 2.6(a).

                  (c) Company's and Surviving Corporation's Obligations. The Company shall give Parent (i) prompt notice of any written demands for appraisal of any shares of Company Common Stock, withdrawals of such demands, and any other instruments served pursuant to California Law and received by the Company in connection therewith and (ii) the opportunity to participate in all negotiations and proceedings with respect to demands for appraisal under California Law. The Company and Surviving Corporation shall not, except with the prior written consent of Parent, voluntarily make any payment with respect to any demands for appraisal of capital stock of the Company or offer to settle or settle any such demands.

Section 2.8. Surrender of Certificates.

                  (a) Exchange Procedures. Promptly after the Effective Time, certificates representing the Company Common Stock (each, a "Company Stock Certificate") shall be surrendered to Parent. Upon surrender of a Company Stock Certificate to Parent, or to such other agent or agents as may be appointed by Parent, the holder of such Company Stock Certificate shall be entitled to a certificate representing the number of shares of Parent Preferred Stock that the shares of Company Common Stock evidenced by such surrendered Company Stock Certificate have been converted into the right to receive giving effect to the Merger Consideration and the Company Stock Certificate so surrendered shall be delivered to Merger Sub for cancellation. Until so surrendered, each outstanding Company Stock Certificate that, prior to the Effective Time, evidenced ownership of shares of Company Common Stock will be deemed from and after the Effective Time, for all corporate purposes, to represent solely the right to receive Parent Preferred Stock and the holder of such Company Common Stock shall not be entitled to vote or receive any dividend or other distribution payable to holders of shares of Parent Preferred Stock; provided, however, that, upon the surrender of such Company Stock Certificate in exchange for certificate(s) representing shares of Parent Preferred Stock, there shall be paid to the record holder of the certificate(s) representing Parent Preferred Stock issued upon such exchange, the amount of dividends or other distributions which theretofore became payable and were not paid with respect to the number of shares of Parent Preferred Stock represented by the certificate(s) issued upon such surrender. In no event shall the persons entitled to receive such dividends or distributions be entitled to receive interest thereon.

                  (b) No Liability. Notwithstanding anything to the contrary in this Section 2.8, none of the Surviving Corporation, Parent, the Company, Merger Sub or any other party hereto shall be liable to a holder of Parent Preferred Stock or Company Common Stock for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

Section 2.9. No Further Ownership Rights in Company Common Stock.

                  All shares of Parent Preferred Stock issued in exchange for shares of Company Common Stock as Merger Consideration in accordance with the terms of this Agreement shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Company Common Stock.

Section 2.10. Lost, Stolen or Destroyed Certificates.

                  In the event any Company Stock Certificate shall have been lost, stolen or destroyed, the Company shall issue in exchange for such lost, stolen or destroyed Company Stock Certificate, upon receiving notice from the holder thereof before the Effective Time and upon the making of an affidavit in such form as is acceptable to the Company and Parent of that fact by such holder, a new Company Stock Certificate evidencing such shares of Company Common Stock subject to such notice and affidavit; provided, however, that the Company, as a condition precedent to the issuance thereof, shall require the owner of such lost, stolen or destroyed Company Stock Certificate to deliver a bond in such sum as Parent may reasonably direct as indemnity against any claim that may be made with respect to the certificates alleged to have been lost, stolen or destroyed.

Section 2.11. Tax and Accounting Consequences.

                  It is intended by the parties to this Agreement that the Merger shall constitute a tax- free reorganization within the meaning of Section 368(a)(1)(B) the Code.

Section 2.12. Taking of Necessary Action; Further Action.

                  If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company and Merger Sub, the officers and directors of the Company and Merger Sub are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action.

                   ARTICLE 3 - REPRESENTATIONS AND WARRANTIES
                       OF THE COMPANY AND THE SHAREHOLDERS

                  The Company hereby represents and warrants, jointly and severally with the Shareholders, to Parent and Merger Sub, as follows:

Section 3.1. Organization, Standing and Power.

                  The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of California. The Company has the corporate power to own its properties and to carry on its business as now being conducted. The Company has made available true and correct copy of its Articles of Incorporation and Bylaws, each as amended to date, to Parent.

Section 3.2. Authority.

                  The Company has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company, subject only to the approval of the Merger and this Agreement by the Company's shareholders. The Company's Board of Directors has unanimously approved the Merger and this Agreement. This Agreement has been duly executed and delivered by the Company and constitutes the valid and binding obligation of the Company, enforceable in accordance with its terms except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally and (b) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

Section 3.3. Company Capital Structure.

                  The authorized securities of the Company consists of 5,000,000 shares of Company Common Stock, no par value and no shares of Preferred Stock. As of the date of this Agreement, there were issued and outstanding an aggregate of 2,630,375 shares of Company Common Stock. As of the date of this Agreement, 57,000 shares of Company Common Stock are issuable upon exercise of an outstanding option granted by the Company. No shares of Company Common Stock are subject to outstanding convertible debt securities. All outstanding shares of Company Common Stock are duly authorized, validly issued, fully paid and non-assessable and are not subject to preemptive rights created by statute, the Articles of Incorporation or By-laws of the Company or any agreement to which the Company is a party or by which it is bound. Other than as set forth on
Schedule 3.3 hereto, there are no options, warrants, calls, rights, commitments or agreements of any character to which the Company is a party or by which it is bound, obligating the Company to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of the capital stock of the Company or obligating the Company to grant, extend or enter into any such option, warrant, call, right, commitment or agreement.

Section 3.4. Subsidiaries.

                  Except as set forth on Schedule 3.4 hereto, the Company does not have and has never had any subsidiaries or affiliated companies and does not otherwise own and has never otherwise owned any shares of capital stock or any interest in, or control, directly or indirectly, any other corporation, partnership, association, joint venture or other business entity.

Section 3.5. Company Financial Statements.

                  The Company's unaudited balance sheet as of June 30 2000, audited balance sheet as of December 31, 1999, and the related unaudited statements of operations, stockholders' deficit and cash flows for the periods from March 17, 1999 to December 31, 1999 (audited), from March 17, 1999 to June 30, 1999, six months ended June 30, 2000 and from March 17, 1999 to June 30, 2000 (collectively, the "Company Financials"), are correct in all material respects and have been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a basis consistent throughout the periods indicated and consistent with each other. The Company Financials present fairly the financial condition and operating results of the Company as of the dates and during the periods indicated therein.

Section 3.6. Taxes.

                  All federal, state and other returns and reports required to be filed by the Company have been duly filed by the Company and, except as set forth on Schedule 3.6 hereto, all material taxes and other assessments and levies (including all interest and penalties) including, without limitation, income, franchise, real estate, sales, gross receipts, use and services taxes, and employment and employee withholding taxes, owed by the Company have been paid in full by the Company unless being contested in good faith. Except as set forth on Schedule 3.6, all such taxes and other assessments and levies which the Company is required by law to have withheld, collected or deposited have been duly withheld and collected and deposited with the proper governmental authorities or segregated and set aside for such payment, and if so segregated and set aside, shall be so paid by the Company as required by law.

Section 3.7. Litigation.

                  Except as set forth on in Schedule 3.7 hereto, or as otherwise disclosed to Parent, there is no material action, suit or proceeding of any nature pending or to the best of the Company's knowledge threatened against the Company, its properties or any of its officers or directors, in their respective capacities as such.

Section 3.8. No Conflict; Required Filings and Consents.

                  (a) No Conflict. Except as set forth on Schedule 3.8 hereto, the execution and delivery of this Agreement by the Company does not, and the performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby will not, (i) conflict with or violate the Articles of Incorporation or By-laws of the Company, (ii) conflict with or violate any federal, foreign, state or provincial law, rule, regulation, order, judgment or decree (collectively, "Laws") applicable to the Company or any of its subsidiaries or by which its or any of their respective properties are bound or affected, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or impair the Company's or any of its subsidiaries' rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien on any of the properties or assets of the Company or any of its subsidiaries pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or its or any of their respective properties are bound or affected, except in the case of clauses (ii) and (iii) for any such conflicts, violations, breaches, defaults or other occurrences that do not have a Material Adverse Effect, as defined in Section 7.2(a) below.

                  (b) Required Filings and Consents. The execution and delivery of this Agreement by the Company does not, and the performance of this Agreement by the Company will not, require any consent, approval, authorization or permit of, or filing with notification to, any domestic or foreign governmental or regulatory authority except (i) for the applicable requirements, if any, of the Securities Act of 1933, as amended (the "Act"), the Securities Exchange Act of 1934, as amended (the "Exchange Act"), state securities laws ("Blue Sky Laws"), the pre-merger notification requirements of the Hart-Scott Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), the legal requirements of any foreign jurisdiction requiring notification in connection with the Merger and the transactions contemplated hereby and the filing and recordation of appropriate merger or other documents as required by Delaware Law and California Law and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, either (A) would not prevent or materially delay consummation of the Merger or otherwise prevent or materially delay the Company from performing its obligations under this Agreement or (B) do not have a Material Adverse Effect.

Section 3.9. Status of Material Contracts.

                  The Company is not in default of, nor is in anticipatory breach of any of its material contracts with third parties, nor does the Company have any reason to believe that it will be so in the future.

Section 3.10. Ownership of Property; Indemnification.

                  The Company owns, and at the Closing shall have, good, valid and marketable title or valid license to any property, including intellectual property, that it uses in the operation of its business, free any clear of all mortgages, liens, pledges, charges or encumbrances, except (i) the lien of current taxes no yet due and payable and (ii) such imperfections of title, liens and easements as do not and would not reasonably be expected to have a Material Adverse Effect on the Company. With regard to any licenses to use property, including intellectual property, the Company has valid and enforceable license agreements with the third party owners of the property, and none of such intellectual property infringes upon the proprietary rights of any third party. In this regard, the

Company agrees to indemnify and hold harmless Parent, Merger Sub and the Surviving Corporation from any liabilities, damages or expenses (including attorneys' fees) that it might incur by reason of a breach of this warranty.

Section 3.12. ERISA Plans.

                  The Company does not have any plans that would be covered by the federal ERISA laws.

Section 3.13. Restrictions on Business Activities.

                  To the Company's knowledge, there is no agreement, judgment, injunction, order or decree binding upon the Company which has or could reasonably be expected to have the effect of prohibiting or materially impairing any current or future business practice of the Company to compete with any other person or the conduct of business by the Company as currently conducted or as proposed to be conducted by the Company.

Section 3.14. Governmental Authorization; Compliance with Laws.

                  The Company has obtained each federal, state, county, local or foreign governmental consent, license, permit, grant, or other authorization of any applicable governmental entity or other regulatory agency, (i) pursuant to which the Company currently operates or holds any interest in any of its properties or (ii) that is required for the operation of the Company's business or the holding of any such interest ((i) and (ii) herein collectively referred to as the "Company Authorizations"), and all of such Company Authorizations are in full force and effect, except where the failure to obtain or have any such Company Authorizations could not reasonably be expected to have a Material Adverse Effect on the Company. The Company is in material compliance with all applicable laws, statutes, orders, rules and regulations of any applicable governmental entity or other regulatory agency relating to the Company except where the failure to do so would not have a Material Adverse Effect and the Company has not received notice of any violations of any of the above.


                   ARTICLE 4 - REPRESENTATIONS AND WARRANTIES
                            OF PARENT AND MERGER SUB

                  Parent and Merger Sub represent and warrant to the Company as follows:

Section 4.1. Organization, Standing and Power.

                  Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of New York. Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Each of Parent and Merger Sub has the corporate power to own its respective properties and to carry on its respective business as now being conducted. Parent and Merger Sub have each made available to the Company true and correct copies of its respective Certificates of Incorporation and Bylaws, each as amended to date.

Section 4.2. Authority.

                  Subject only to the approval by the shareholders of Parent of the issuance of shares of Parent Common Stock to permit the automatic conversion of shares of Parent Preferred Stock into shares of Parent Common Stock as required by the Amendment of the Certificate of Incorporation of Parent authorizing the class of Parent Preferred Stock, Parent and Merger Sub have all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of Parent and Merger Sub. Each of Parent's and Merger Sub's Board of Directors has unanimously approved the Merger and this Agreement and Parent, as the sole stockholder of Merger Sub, has approved the Merger and this Agreement. This Agreement has been duly executed and delivered by Parent and Merger Sub and constitutes the valid and binding obligations of Parent and Merger Sub, enforceable in accordance with its terms except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally and (b) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

Section 4.3. Parent and Merger Sub Capital Structure.

                  (a) Parent. The authorized stock of Parent consists of 25,000,000 shares of the common stock, par value $.001 per share (the "Parent Common Stock"), of Parent and 1,000,000 shares of series preferred stock, $.001 par value per share (the "Series Preferred Stock"), of which 260,000 shares of Series Preferred Stock have been authorized for issuance as Non-Voting Redeemable Convertible Series A Preferred Stock (the "Class A Preferred Stock") and 182,140 shares of Series Preferred Stock have been authorized for issuance as Parent Preferred Stock. As of the date of this Agreement, approximately 4,986,000 shares of Parent Common Stock and 239,000 shares of Class A Preferred Stock are issued and outstanding. All such shares are duly authorized, validly issued, fully paid and non-assessable. Parent has reserved (i) 850,000 shares of Parent Common Stock for issuance pursuant to Parent's 1995 Employee Stock Option Plan, as amended (the "Plan"), of which as of December 31, 1999 options to purchase an aggregate 707,000 shares were outstanding. In addition, as of the date of this Agreement, an aggregate of (i) 3,700,569 shares of Parent Common Stock are issuable upon exercise of outstanding warrants, (ii) 5,300,000 shares of Parent Common Stock are issuable upon exercise of options granted outside of the Plan and (c) 2,800,000 shares of Parent Common Stock are issuable upon conversion of the outstanding 12% Convertible Promissory Notes of Parent. Other than as set forth in this Section 4.3, there are no options, warrants, calls, rights, commitments or agreements of any character to which Parent is a party or by which it is bound, obligating Parent to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of the capital stock of Parent or obligating Parent to grant, extend or enter into any such option, warrant, call, right, commitment or agreement, except for the redemption (the "Class A Preferred Stock Redemption") of the outstanding

Class A Preferred Stock for an aggregate redemption price of $2,390, exclusive of related costs and expenses.

                  (b) Parent Preferred Stock to be Authorized and Validly Issued. Parent Preferred Stock issuable upon surrender of Company Stock Certificates, when issued in accordance with the terms and provisions of this Agreement, will be duly authorized, validly issued, fully paid and non-assessable; and Parent Common Stock issuable upon conversion of the Parent Preferred Stock issuable as Merger Consideration pursuant to this Agreement, when issued in accordance with the terms and provisions of the Certificate of Amendment of the Certificate of Incorporation of Parent authorizing the Parent Preferred Stock, will be duly authorized, validly issued, fully paid and non-assessable.

                  (c) Merger Sub. The authorized stock of Merger Sub consists of 3,000 Shares of Common Stock, par value $.01 per share (the "Merger Sub Common Stock"). As of the date of this Agreement, 3,000 shares of Merger Sub Common Stock have been issued and are outstanding, all of such 3,000 shares being owned by Parent. Such shares of Merger Sub Common Stock have been duly authorized, validly issued and are fully paid and non-assessable. As of the date hereof, no shares of Merger Sub Common Stock are issuable upon exercise of warrants or options. Other than as set forth in this Section 4.3, there are no options, convertible securities, warrants, calls, rights, commitments or agreements of any character to which the Merger Sub is a party or by which it is bound, obligating the Merger Sub to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of the capital stock of the Merger Sub or obligating the Merger Sub to grant, extend or enter into any such option, convertible security, warrant, call, right, commitment or agreement.

Section 4.4. Subsidiaries.

                  Except as set forth on Schedule 4.4 hereto, Parent does not have and has never had any subsidiaries or affiliated companies and does not otherwise own and has never otherwise owned any shares of capital stock or any interest in, or control, directly or indirectly, any other corporation, partnership, association, joint venture or other business entity. Merger Sub has no material liabilities.

Section 4.5. SEC Documents; Parent Financial Statements.

                  (a) SEC Documents; Parent Financial Statements. Parent has filed with the Securities and Exchange Commission (the "SEC") all forms, statements, reports and documents (including all exhibits, amendments and supplements thereto) required to be filed by it under each of the Act and the Exchange Act, and the respective rules and regulations thereunder, all of which complied in all material respects with all applicable requirements of the appropriate act and rules and regulations thereunder. Parent has furnished or made available or will make available to the Company true and correct copies of all forms, statements, reports and documents filed by Parent with the SEC since December 1, 1997 ( the "Parent SEC Documents"). As of their respective filing dates, Parent SEC Documents complied in all material respects with the requirements of the Act and the Exchange Act, and the applicable rules and regulations of the SEC thereunder, as the case may be, and none of Parent SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading, except with respect to disclosures concerning Parent's potential acquisition of Global DataTel, Inc. ("Global") and information concerning Global. Since August 31, 2000, Parent has not suffered any Material Adverse Effect (as defined in Section 7.2(a) below) with respect to its business (financial or otherwise), and Parent has conducted its business only in the ordinary course and there has not been any declaration, setting aside or payment of any dividend or other distribution with respect to Parent Common Stock or any repurchase, redemption or other acquisition by Parent of any other securities of Parent, except for the Class A Preferred Stock Redemption. The financial statements of Parent, including the notes thereto, exclusive of the financial statements of Global and financial information concerning Global, included in Parent SEC Documents (the "Parent Financial Statements") comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, were prepared in accordance with GAAP applied on a basis consistent throughout the periods indicated and consistent with each other (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by SEC rules for such form) and present fairly the consolidated financial position of Parent at the dates thereof and of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal, recurring audit adjustments which will not be material in amount or significance) and do not include or omit to state any fact which renders Parent Financial Statements hereunder misleading. There has been no change in Parent accounting policies except as described in the notes to Parent Financial Statements.

                  (b) Liabilities and Obligations. Except as and to the extent shown or provided for in Parent Financial Statements or notes and schedules thereto or as disclosed in any of the Schedules to this Agreement or such current liabilities as may have been incurred since August 31, 2000 in the ordinary course of business, to the extent quantified and reflected as a liability on Parent's books and records, Parent and its subsidiaries as at the date hereof have no liabilities or obligations (whether known or unknown, accrued, absolute, contingent or otherwise ) which might be or become a charge against the assets or liabilities of Parent except as specifically provided pursuant to the terms of the agreement or understanding to which such liability or obligation relates; as of August 31, 2000, there was no asset used by Parent in its operations that has not been reflected in Parent Financial Statements, and except as set forth in Parent Financial Statements, no assets have been acquired by Parent since such date except in the ordinary course of business.

                  (c) No Changes. Except as disclosed in Parent Financial Statements, there has been no decrease in stockholders' equity as compared with the amount shown for such stockholders' equity as at August 31, 2000, except as may relate to results of operations for the period between August 31, 2000 and the date of this Agreement, and no material adverse changes in the financial position of Parent and its subsidiaries, taken as a whole, since August 31, 2000, except with respect to information concerning Global.

Section 4.6. Taxes.

                  All federal, state and other returns and reports required to be filed by Parent have been duly filed by Parent and except as set forth on
Schedule 4.6 hereto, all material taxes and other assessments and levies (including all interest and penalties) including, without limitation, income, franchise, real estate, sales, gross receipts, use and services taxes, and employment and employee withholding taxes, owed by Parent have been paid in full by Parent unless being contested in good faith. Except as set forth on Schedule 4.6, all such taxes and other assessments and levies which Parent is required by law to have withheld, collected or deposited have been duly withheld and collected and deposited with the proper governmental authorities or segregated and set aside for such payment, and if so segregated and set aside, shall be so paid by Parent as required by law.

Section 4.7. Litigation.

                  There is no action, suit or proceeding of any nature pending or to the best of Parent's knowledge threatened against Parent or any of its subsidiaries, their respective properties or any of their respective officers or directors, in their respective capacities as such.

Section 4.8. No Conflict; Required Filings and Consents.

                  (a) No Conflict. Except as set forth on Schedule 4.8 hereto, the execution and delivery of this Agreement by Parent and Merger Sub does not, and the performance of this Agreement by Parent and Merger Sub and the consummation by Parent and Merger Sub of the transactions contemplated hereby will not, (i) conflict with or violate the Certificate of Incorporation or By-laws of Parent or Merger Sub, (ii) conflict with or violate any Laws applicable to Parent or any of its subsidiaries or by which they or any of their respective properties are bound or affected or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or impair Parent's or any of its subsidiaries' rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien on any of the properties or assets of Parent or any of its subsidiaries pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Parent or any of its subsidiaries is a party or by which Parent or any of its subsidiaries or its or any of their respective properties are bound or affected, except in the case of clauses (ii) and (iii) for any such conflicts, violations, breaches, defaults or other occurrences that do not have a Material Adverse Effect.

                  (b) Required Filings and Consents. The execution and delivery of this Agreement and the consummation of the Merger contemplated thereby, by Parent and Merger Sub do not, and the performance of this Agreement by Parent and Merger Sub will not, require any consent, approval, authorization or permit of, or filing with notification to, any domestic or foreign governmental or regulatory authority except (i) for the applicable requirements, if any, of the Securities Act, the Exchange Act, Blue Sky Laws, the pre-merger notification requirements of the HSR Act, the listing application to be filed with Nasdaq with respect to the issuance of the shares of Parent Preferred Stock issuable as Merger Consideration pursuant to this Agreement and the shares of Parent

Common Stock issuable upon conversion of such shares of Parent Preferred Stock, the legal requirements of any foreign jurisdiction requiring notification in connection with the Merger and the transactions contemplated hereby and the filing and recordation of appropriate merger or other documents as required by the laws of the states of Delaware, New York and California, and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, either (A) would not prevent or materially delay consummation of the Merger or otherwise prevent or materially delay Parent or Merger Sub from performing its obligations under this Agreement or (B) do not have a Material Adverse Effect.

4.9. Status of Material Contracts.

                  Neither Parent nor Merger Sub is in default of, nor is in anticipatory breach of any of its material contracts with third parties, not has any reason to believe that it will be so in the future.

4.10. Ownership of Property, Indemnification.

                  Parent owns, and at the Closing shall have, good, valid and marketable title, or valid license, to any property, including intellectual property, that it uses in the operation of its business, free any clear of all mortgages, liens, pledges, charges or encumbrances, except (i) the lien of current taxes no yet due and payable and (ii) such imperfections of title, liens and easements as do not and would not reasonably be expected to have a Material Adverse Effect on Parent. With regard to any licenses to use property, including intellectual property, Parent has valid and enforceable license agreements with the third party owners of the property and none of such intellectual property infringes upon the proprietary rights of any third party. In this regard, Parent agrees to indemnify and hold harmless the Company, the Shareholders and the Surviving Corporation from any liabilities, damages or expenses (including attorney's fees) that it might incur by reason of a breach of this warranty.

Section 4.11. ERISA Plans.

                  Parent has a Section 401(k) plan that covers all employees who have worked at least one year, but has no other plans that would be covered by ERISA.

Section 4.12. Restrictions on Business Activities.

                  To Parent's knowledge, there is no agreement, judgment, injunction, order or decree binding upon Parent which has or could reasonably be expected to have the effect of prohibiting or materially impairing any current or future business practice of Parent to compete with any other person or the conduct of business by Parent as currently conducted or as proposed to be conducted by Parent.

Section 4.13. Brokers' and Finder' Fees.

                  Morgan Stanley Dean Witter will be entitled to a fee of 100,000 shares of Parent Common Stock at the Effective Time, but neither Parent nor Merger Sub, directly or indirectly, will incur any other liability or finder's fee, or agent's commissions or any similar changes in connection with this Agreement or any transaction contemplated hereby, except as contemplated by the Investment Banking Agreement, contemplated to be dated as of November 14, 2000, between Parent and Equilink Capital Partners, LLC.

Section 4.14. Governmental Authorization; Compliance with Laws.

                  Parent and Merger Sub have obtained each federal, state, county, local or foreign governmental consent, license, permit, grant, or other authorization of any applicable governmental entity or other regulatory agency,
(i) pursuant to which Parent and Merger Sub currently operate or hold any interest in any of its properties or (ii) that is required for the operation of Parent's and Merger Sub's business or the holding of any such interest ((i) and (ii) herein collectively referred to as the "Parent and Merger Sub Authorizations"), and all of Parent and Merger Sub Authorizations are in full force and effect, except where the failure to obtain or have any Parent and Merger Sub Authorizations could not reasonably be expected to have a Material Adverse Effect on Parent and Merger Sub. Parent and Merger Sub are each in material compliance with all applicable laws, statutes, orders, rules and regulations of any applicable governmental entity or other regulatory agency relating to Parent and Merger Sub except where the failure to do so would not have a Material Adverse Effect and Parent and Merger Sub have not received notice of any violations of any of the above.


           ARTICLE 5 - CONDUCT OF BUSINESS PENDING THE EFFECTIVE TIME

Section 5.1. Conduct of Business by the Company, Parent and Merger Sub Pending the Effective Time.

                  Except as otherwise contemplated by this Agreement, or otherwise in connection with Parent's termination of Parent's acquisition of Global, after the date hereof and prior to the Effective Time or earlier termination of this Agreement, unless the parties shall otherwise agree in writing, the Company, Parent and Merger Sub shall each:

                  (a) conduct its respective business in the ordinary and usual course of business and consistent with past practice;

                  (b) not (i) amend or propose to amend its respective Certificate of Incorporation or Bylaws, except for the filing by Parent of a Certificate of Amendment of the Certificate of Incorporation authorizing the class of Parent Preferred Stock, substantially in the form attached as Exhibit 5.1(b) to this Agreement, (ii) split, combine or reclassify its outstanding capital stock or declare, set aside or pay any dividend or distribution payable in cash, stock, property or otherwise, (iii) spin-off any assets or businesses,
(iv) engage in any transaction for the purpose of effecting a recapitalization of any party or subsidiary or (v) engage in any transaction or series of related transactions which has a similar effect to any of the foregoing;

                  (c) not issue, sell, pledge or dispose of, or agree to issue, sell, pledge or dispose of, any additional shares of, or any options, warrants or rights of any kind to acquire any shares of capital stock of any class or any debt or equity securities convertible into or exchangeable for such capital stock or amend or modify the terms and conditions of any of the foregoing, except that (i) nothing herein will prevent Parent from granting employee stock options consistent with past practices or issuing Parent Common Stock upon exercise or conversion of outstanding options, warrants and convertible securities and (ii) nothing herein will prevent the Company from issuing Company Common Stock upon exercise of outstanding options;

                  (d) not (i) incur or become contingently liable with respect to any indebtedness for borrowed money, except in the ordinary course of business, (ii) redeem, purchase, acquire or offer to purchase or acquire any shares of its respective capital stock, other than as required by the governing terms of such securities, (iii) take or fail to take any action which action or failure to take action would cause the Company or the Company's shareholders (except to the extent that any shareholders receive cash in lieu of fractional shares) to recognize gain or loss for federal income tax purposes as a result of the consummation of the Merger, (iv) make any acquisition of any assets (except in the ordinary course of business) or businesses, (v) sell any assets (except in the ordinary course of business) or businesses or (vi) enter into any contract, agreement, commitment or arrangement with respect to any of the foregoing;

                  (e) use all reasonable efforts to preserve intact its respective business organization and goodwill, keep available the services of its present officers and key employees and preserve the goodwill and business relationships with suppliers, distributors, customers and others having business relationships with the Company or Parent and not engage in any action, directly or indirectly, with the intent to impact adversely the transactions contemplated by this Agreement;

                  (f) not enter into or amend any employment, severance, special pay arrangement with respect to termination of employment or other similar arrangements or agreements with any directors or officers;

                  (g) not increase the rate of remuneration payable to any of its respective directors or officers, except in the customary and usual course of business and consistent with past practices, or agree to do so;

                  (h) not adopt, enter into or amend any bonus, profit sharing, compensation, stock option, pension, retirement, deferred compensation, health care, employment or other employee benefit plan, agreement, trust, fund or arrangement for the benefit or welfare of any employee or retiree, except in the ordinary and usual course of business, consistent with past practices or as required to comply with changes in applicable law and except as contemplated on
Schedule 5.1(h) hereto;

                  (i) file with the SEC all forms, statements, reports and documents (including all exhibits, amendments and supplements thereto) required to be filed by Parent pursuant to the Exchange Act; and

                  (j) maintain with financially responsible insurance companies insurance on its respective tangible assets and its respective business in such amounts and against such risks and losses as are consistent with past practice.

Section 5.2. Certain Actions.

                  Except with respect to this Agreement and the transactions contemplated hereby, or otherwise in connection with Parent's termination of Parent's acquisition of Global, the Company, Parent and Merger Sub shall not, directly or indirectly, solicit any "Acquisition Proposal," which term, for purposes of this Agreement, shall mean any tender offer or exchange offer or any proposal for a merger, acquisition of all of the stock or assets of, or other business combination involving the acquisition of, such party or any of its subsidiaries, or the acquisition of a substantial equity interest in, or a substantial portion of the assets of, such party or any of its respective subsidiaries. The Company, Parent and Merger Sub shall not, directly or indirectly, furnish to any third party any non-public information that it is not legally obligated to furnish, negotiate with respect to, or enter into any agreement with respect to, any Acquisition Proposal, but may communicate information about such an Acquisition Proposal to its stockholders if and to the extent that it is required to do so in order to comply with its legal obligations. The Company, Parent and Merger Sub, as applicable, shall promptly advise the other parties hereto following the receipt of any Acquisition Proposal and the details thereof, and advise such other parties hereto of any developments with respect to such Acquisition Proposal promptly upon the occurrence thereof. The Company, Parent and Merger Sub shall (a) immediately cease and cause to be terminated any existing activities, discussions or negotiations with any person or entity conducted heretofore with respect to any of the foregoing, and (b) direct and use its reasonable efforts to cause all of its investment bankers, financial advisors, attorneys, accountants, consultants or other representatives not to engage in any of the foregoing.


                        ARTICLE 6 - ADDITIONAL AGREEMENTS

Section 6.1. Registration Rights.

                  (a) Defined Terms. As used in this Section 6.1, terms defined elsewhere herein shall have their assigned meanings and each of the following terms shall have the following meanings (such definitions to be applicable to both the plural and singular of the terms defined):

                           (i) Registerable Securities. The term "Registerable Securities" shall mean any of the shares of Parent Preferred Stock issuable as Merger Consideration pursuant to this Agreement and the shares of Parent Common Stock issuable upon conversion of the shares of Parent Preferred Stock issuable as Merger Consideration pursuant to this Agreement, including any shares of Parent Common Stock or other securities received in connection with any stock split, stock dividend, merger, reorganization, recapitalization, reclassification or other distribution payable or issuable upon shares of Parent Common Stock. For the purposes of this Section 6.1, securities will cease to be Registerable Securities when (A) a registration statement under the Securities Act covering such Registerable Securities has been declared effective and (1) such Registerable Securities have been disposed of pursuant to such effective registration statement or (2) such registration statement has remained effective for 270 consecutive days,
         (B) such Registerable Securities are distributed to the public pursuant to the Securities Act or pursuant to an exemption from the registration requirements of the Securities Act, including, without limitation, Rules 144 and 144A promulgated under the Securities Act or (C) such Registerable Securities have been otherwise transferred and Parent, in accordance with applicable law and regulations, has delivered new certificates or other evidences of ownership for such securities which are not subject to any stop transfer order or other restriction on transfer.

                           (ii) Rightsholders. The term "Rightsholders" shall include the Shareholders, all successors and assigns of the Shareholders and all transferees of Registerable Securities where such transfer affirmatively includes the transfer and assignment of the rights of the transferor-Rightsholder under this Agreement with respect to the transferred Registerable Securities and such transferee agrees in writing to assume all of the transferor-Rightsholder's agreements, obligations and liabilities under this Article 6 with respect to the transferred Registerable Securities.

                           (iii) Initiating Holders. The term "Initiating Holders" shall include those Rightsholders owning of record over 50% of the then outstanding Registerable Securities which, for the purposes of this Subparagraph 6.1(a)(iii) only, shall assume that all shares of Parent Preferred Stock issuable as Merger Consideration pursuant to this Agreement have been converted into shares of Parent Common Stock.

                           (iv) The words "hereof," "herein" and "hereunder" and words of similar import when used in this Section 6.1 shall refer to this Section 6.1 as a whole and not to any particular provision of this
         Section 6.1, and subsection, paragraph, clause, schedule and exhibit references are to this Section 6.1 unless otherwise specified.

         (b) Demand Registration.

                           (i) Right to Demand. Subject to Section 6.1(b)(ii) hereof, at any time on or after the Effective Time and on or prior to five years from the Effective Time, the Initiating Holders may make a written request (each, a "Demand Request") to Parent for registration under the Securities Act of all or part of their Registerable Securities (a "Demand Registration"). Within ten days after receipt of a Demand Request, Parent shall deliver a written notice (the "Notice") of such Demand Request to all other Rightsholders. Parent will include in such Demand Registration all Registerable Securities with respect to which Parent has been given written requests (each, "Tag-Along Request") for inclusion therein within twenty days after the giving of the Notice. Each and every Demand Request shall be required to specify the aggregate amount of the Registerable Securities to be included in such Demand Registration, the amount of Registerable Securities to be registered for each of the Initiating

         Holders and the intended method(s) of disposition thereof, including whether or not such Demand Registration or portion thereof is to relate to an underwritten offering, the name of the managing underwriter(s), if any, and the terms of any such underwriting. Each and every Tag-Along Request shall be required to specify the amount of Registerable Securities to be registered in the Demand Registration and the intended method(s) of disposition thereof, including whether or not the Registerable Securities subject to such Tag-Along Request or portion thereof is to relate to an underwritten offering, the name of the managing underwriter(s), if any, and the terms of any such underwriting.

                           (ii) Number of Demand Registrations; Expenses. Subject to the provisions of Section 6.1(b)(iii) hereof, the holders of Registerable Securities shall be entitled, in the aggregate, to one Demand Registration, the Registration Expenses (as defined in Section 6.1(e) hereof) of which, subject to the provisions of Section 6.1(e), shall be borne by Parent, but Parent shall not be responsible for the payment of any underwriter's discount, commission or selling concession in connection with any of the Registerable Securities. Parent shall not be deemed to have effected a Demand Registration unless and until such Demand Registration is declared effective.

                           (iii)    Priority on Demand Registrations.

                                    (A) Whenever Parent shall effect a Demand
                  Registration in connection with an underwritten offering by one or more Initiating Holders, no other securities, including other Registerable Securities shall be included in such Demand Registration, unless (1) the managing underwriter(s) with respect to such Demand Registration shall have advised Parent and each Initiating Holder whose Registerable Securities were included in the Demand Request, in writing, that the inclusion of such other securities would not adversely affect such underwritten offering or (2) each of the Initiating Holders shall each have consented in writing to the inclusion of such other securities. In the event of such written advice of the managing underwriter(s) or unanimous consent of such Initiating Holders, Parent will include in such Demand Registration securities in the following order of priority until the maximum number of securities included in the written advice of the managing underwriter(s) or unanimous consent of such Initiating Holders shall be reached: (1) first, pro rata (based upon the amount of Registerable Securities) among the Registerable Securities included in the Demand Request which are subject to the underwritten offering, (2) second, pro rata (based upon the amount of Registerable Securities) among the Registerable Securities of the other holders (each, a "Rightsholder") of registration rights granted by Parent in connection with the sale of the Shares who have given a Tag-Along Request with respect to such Demand Registration where the method of distribution shall be pursuant to an underwritten offering, (3) third, pro rata (based upon the amount of Registerable Securities) among all other Registerable Securities included in the Demand Request and Tag-Along Request(s) and (4) fourth, pro rata (based upon the amount of securities owned which carry registration rights) among all other securities to which Parent has granted registration rights and for which a request for inclusion in the Demand Registration shall have been made.

                                    (B) Whenever Parent shall effect a Demand
                  Registration in connection with an offering of Registerable Securities of Initiating Holders for which the intended method(s) of distribution shall not include an underwritten offering, and the holders of a majority of the Registerable Securities which were subject to the Demand Request shall advise Parent in writing that, in the opinion of such Initiating Holders, the number of securities proposed to be sold in such Demand Registration would adversely affect such offering and the Board of Directors of Parent concurs with such conclusion, Parent will include in such Demand Registration securities in the following order of priority until the maximum number of securities included in the written advice of such Initiating Holders shall be reached: (1) first, pro rata (based upon the amount of Registerable Securities) among the Registerable Securities included in the Demand Request, (2) second, pro rata (based upon the amount of Registerable Securities) among the Registerable Securities of the Rightsholders who have given a Tag-Along Request with respect to such Demand Registration where the method of distribution shall be pursuant to an underwritten offering,
                  (3) third, pro rata (based upon the amount of Registerable Securities) among all other Registerable Securities included in the Demand Request and Tag-Along Request(s) and (4) fourth, pro rata (based upon the amount of securities owned which carry registration rights) among all other securities to which Parent has granted registration rights and for which a request for inclusion in the Demand Registration shall have been made.

                                    (C) In the event that Initiating Holders and
                  other Rightsholders who have given a Tag-Along Request are unable to have registered the full amount of Registerable Securities which they requested to be registered pursuant to a Demand Request or Tag-Along Request, pursuant to the provisions of this Section 6.1(b), such Initiating Holders and other Rightsholders shall retain the right to one Demand Registration with respect to such unregistered Registerable Securities subject to such Demand Request and Tag-Along Request.

                           (iv) Delay in Effecting Demand Registration.
         Notwithstanding anything in the foregoing to the contrary, Parent shall not be obligated to effect a Demand Registration at any time when Parent, in the good faith judgment of its Board of Directors made no later than 30 days after the giving of the Demand Request with respect to such Demand Registration, reasonably believes that the filing thereof at the time requested, or the offering of securities pursuant thereto, would be materially detrimental to the interests of Company or its stockholders. The effectuation of a Demand Registration cannot be suspended, pursuant to the provisions of the preceding sentence, on more than one occasion in any twelve-month period or for more than 120 days after the date of the Board's determination referenced in the preceding sentence.

                           (v) Approval of Underwriter by Parent.  If the
         Demand Registration is to involve an underwritten offering, the managing underwriter(s) and each selling agent selected by those Rightsholders participating in each such underwritten offering shall be subject to the written approval of Parent, which approval may not be unreasonably withheld.

                           (vi) Demand Request Deemed Given. A Demand Request from each and every Shareholder, with respect to the shares of Parent Common Stock issuable upon conversion of the shares of Parent Preferred Stock issued as Merger Consideration pursuant to this Agreement, shall be deemed given as of the Effective Time, provided that Parent shall use its best efforts to cause the Demand Registration to become effective under the Securities Act no earlier than the date on which the conversion into such shares of Parent Common Stock of the shares of Parent Preferred Stock issued as Merger Consideration pursuant to this Agreement shall occur.

                  (c)      Piggy-Back Registration.

                           (i) If, at any time on or after the Effective Time and on or prior to five years from the Effective Time, Parent proposes to file a registration statement under the Securities Act with respect to an offering by Parent or any other party of any class of equity security similar to any Registerable Securities (other than a registration statement on Form S-4 or S-8 or any successor form or a registration statement filed solely in connection with an exchange offer, a business combination transaction or an offering of securities solely to the existing stockholders or employees of Parent), then Parent, on each such occasion, shall give written notice (each, a "Parent Piggy-Back Notice") of such proposed filing to all of the Rightsholders owning Registerable Securities at least fifteen days before the anticipated filing date of such registration statement, and such Parent Piggy-Back Notice also shall be required to offer to such Rightsholders the opportunity to register such aggregate number of Registerable Securities as each such Rightsholder may request. Each such Rightsholder shall have the right, exercisable for the five days immediately following the giving of Parent Piggy-Back Notice, to request, by written notice (each, a "Holder Notice") to Parent, the inclusion of all or any portion of the Registerable Securities of such Rightsholders in such registration statement. Parent shall use reasonable efforts to cause the managing underwriter(s) of a proposed underwritten offering to permit the inclusion of the Registerable Securities which were the subject of all Holder Notices in such underwritten offering on the same terms and conditions as any similar securities of Parent included therein. Notwithstanding anything to the contrary contained in this Section 6.1(c)(i), if the managing underwriter(s) of such underwritten offering or any proposed underwritten offering delivers a written opinion to the Rightsholders of Registerable Securities which were the subject of all Holder Notices that the total amount and kind of securities which they, Parent and any other person intend to include in such offering is such as to materially and adversely affect the success of such offering, then the amount of securities to be offered for the accounts of such Rightsholders and persons other than Parent shall be eliminated or reduced pro rata (based on the amount of securities owned by such Rightsholders and other persons which carry registration rights) to the extent necessary to reduce the total amount of securities to be included in such offering to the amount recommended by such managing underwriter(s) in its written opinion.

                           (ii) Number of Piggy-Back Registrations; Expenses. The obligations of Parent under this Section 6.1(c) shall be unlimited with respect to each Rightsholder. Subject to the provisions of Section 6.1(e) hereof, Parent will pay all Registration Expenses in connection with any registration of Registerable Securities effected pursuant to this Section 6.1(c), but Parent shall not be responsible for the payment of any underwriter's discount, commission or selling concession in connection therewith.

                           (iii) Withdrawal or Suspension of Registration Statement. Notwithstanding anything contained to the contrary in this
         Section 6.1(c), Parent shall have the absolute right, whether before or after the giving of a Parent Piggy-Back Notice or Holder Notice, to determine not to file a registration statement to which the Rightsholders shall have the right to include their Registerable Securities therein pursuant to this Section 6.1(c), to withdraw such registration statement or to delay or suspend pursuing the effectiveness of such registration statement. In the event of such a determination after the giving of a Parent Piggy-Back Notice, Parent shall give notice of such determination to all Rightsholders and, thereupon, (A) in the case of a determination not to register or to withdraw such registration statement, Parent shall be relieved of its obligation under this Section 6.1(c) to register any of the Registerable Securities in connection with such registration and (B) in the case of a determination to delay the registration, Parent shall be permitted to delay or suspend the registration of Registerable Securities pursuant to this Section 6.1(c) for the same period as the delay in the registration of such other securities. No registration effected under this Section 6.1(c) shall relieve Parent of its obligation to effect any registration upon demand otherwise granted to a Rightsholder under Section 6.1(b) hereof or any other agreement with Parent.

                  (d) Registration Procedures.

                           (i) Obligations of Parent. Parent will, in connection with any registration pursuant to Section 6.1(b) or (c) hereof, as expeditiously as possible:

                                    (A) prepare and file with the Commission a
                  registration statement under the Securities Act on any appropriate form chosen by Parent, in its sole discretion, which shall be available for the sale of all Registerable Securities in accordance with the intended method(s) of distribution thereof set forth in all applicable Demand Requests, Tag-Along Requests and Holder Notices, and use its commercially reasonable best efforts to cause such registration statement to become effective as soon thereafter as reasonably practicable but in no event more than 100 days after receipt of such notices or requests; provided, that, at least five business days before filing with the Commission of such registration statement, Parent shall furnish to each Rightsholder whose Registerable Securities are included therein draft copies of such registration statement, including all exhibits thereto and documents incorporated by reference therein, and, upon the reasonable request of any such Rightsholder, shall continue to provide drafts of such registration statement until filed, and, after such filing, Parent shall, as diligently as practicable, provide to each such Rightsholders such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus), all exhibits thereto and documents incorporated by reference therein and such other documents as such Rightsholder may reasonably request in order to facilitate the disposition of the Registerable Securities owned by such Rightsholder and included in such registration statement; provided, further, Parent shall modify or amend the registration statement as it relates to such Rightsholder as reasonably requested by such Rightsholder on a timely basis, and shall reasonably consider other changes to the registration statement (but not including any exhibit or document incorporated therein by reference) reasonably requested by such Rightsholder on a timely basis, in light of the requirements of the Securities Act and any other applicable laws and regulations; and provided, further, that the obligation of Parent to effect such registration and/or cause such registration statement to become effective, may be postponed for (1) such period of time when the financial statements of Parent required to be included in such registration statement are not available (due solely to the fact that such financial statements have not been prepared in the regular course of business of Parent) or (2) any other bona fide corporate purpose, but then only for a period not to exceed 90 days;

                                    (B) prepare and file with the Commission
                  such amendments and post-effective amendments to a registration statement as may be necessary to keep such registration statement effective for up to nine months; and cause the related prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed to the extent required pursuant to Rule 424 promulgated under the Securities Act, during such nine-month period; and otherwise comply with the provisions of the Securities Act with respect to the disposition of all Registerable Securities covered by such registration statement during the applicable period in accordance with the intended method(s) of disposition of such Registerable Securities set forth in such registration statement, prospectus or supplement to such prospectus;

                                    (C) notify the Rightsholders whose
                  Registerable Securities are included in such registration statement and the managing underwriter(s), if any, of an underwritten offering of any of the Registerable Securities included in such registration statement, and confirm such advice in writing, (1) when a prospectus or any prospectus supplement or post-effective amendment has been filed, and, with respect to a registration statement or any post-effective amendment, when the same has become effective, (2) of any request by the Commission for amendments or supplements to a registration statement or related prospectus or for additional information, (3) of the issuance by the Commission of any stop order suspending the effectiveness of a registration statement or the initiation of any proceedings for that purpose, (4) if at any time the representations and warranties of Parent contemplated by clause (1) of Section 6.1(d)(i)(J) hereof cease to be true and correct, (5) of the receipt by Parent of any notification with respect to the suspension of the qualification of any of the Registerable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose and (6) of the happening of any event which makes any statement made in the registration statement, the prospectus or any document incorporated therein by reference untrue or which requires the making of any changes in the registration statement or prospectus so that such registration statement, prospectus or document incorporated by reference will not contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

                                    (D) make reasonable efforts to obtain the
                  withdrawal of any order suspending the effectiveness of such registration statement at the earliest possible moment and to prevent the entry of such an order;

                                    (E) use reasonable efforts to register or
                  qualify the Registerable Securities included in such registration statement under such other securities or blue sky laws of such jurisdictions as any Rightsholder whose Registerable Securities are included in such registration statement reasonably requests in writing and do any and all other acts and things which may be necessary or advisable to enable such Rightsholder to consummate the disposition in such jurisdictions of such Registerable Securities; provided, that Parent will not be required to (1) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 6.1(d)(i)(E), (2) subject itself to taxation in any such jurisdiction or (3) take any action which would subject it to general service of process in any such jurisdiction;

                                    (F) make available for inspection by each
                  Rightsholder whose Registerable Securities are included in such registration, any underwriter(s) participating in any disposition pursuant to such registration statement, and any representative, agent or employee of or attorney or accountant retained by any such Rightsholder or underwriter(s) (collectively, the "Inspectors"), all financial and other records, pertinent corporate documents and properties of Parent (collectively, the "Records") as shall be reasonably necessary to enable them to exercise their due diligence responsibility (or establish a due diligence defense), and cause the officers, directors and employees of Parent to supply all information reasonably requested by any such Inspector in connection with such registration statement; provided, that records which Parent determines, in good faith, to be confidential and which it notifies the Inspectors are confidential shall not be disclosed by the Inspectors, unless
                  (1) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction or (2) the disclosure of such Records is required by any applicable law or regulation or any governmental regulatory body with jurisdiction over such Rightsholder or underwriter; provided, further, that such Rightsholder or underwriter(s) agree that such Rightsholder or underwriter(s) will, upon learning the disclosure of such Records is sought in a court of competent jurisdiction, give notice to Parent and allow Parent, at Parent's expense, to undertake appropriate action to prevent disclosure of the Records deemed confidential;

                                    (G) cooperate with the Rightsholder whose
                  Registerable Securities are included in such registration statement and the managing underwriter(s), if any, to facilitate the timely preparation and delivery of certificates representing Registerable Securities to be sold thereunder, not bearing any restrictive legends, and enable such Registerable Securities to be in such denominations and registered in such names as such Rightsholder or any managing underwriter(s) may reasonably request at least two business days prior to any sale of Registerable Securities;

                                    (H) comply with all applicable rules and
                  regulations of the Commission and promptly make generally available to its security holders an earnings statement covering a period of twelve months commencing, (1) in an underwritten offering, at the end of any fiscal quarter in which Registerable Securities are sold to underwriter(s), or
                  (2) in a non-underwritten offering, with the first month of Parent's first fiscal quarter beginning after the effective date of such registration statement, which earnings statement in each case shall satisfy the provisions of Section 11(a) of the Securities Act;

                                    (I) provide a CUSIP number for all
                  Registerable Securities not later than the effective date of the registration statement relating to the first public offering of Registerable Securities of Parent pursuant hereto;

                                    (J) enter into such customary agreements
                  (including an underwriting agreement in customary form) and take all such other actions reasonably requested by the Rightsholders holding a majority of the Registerable Securities included in such registration statement or the managing underwriter(s) in order to expedite and facilitate the disposition of such Registerable Securities and in such connection, whether or not an underwriting agreement is entered into and whether or not the registration is an underwritten registration, (1) make such representations and warranties, if any, to the holders of such Registerable Securities and any underwriter(s) with respect to the registration statement, prospectus and documents incorporated by reference, if any, in form, substance and scope as are customarily made by issuers to underwriter(s) in underwritten offerings and confirm the same if and when requested, (2) obtain opinions of counsel to Parent and updates thereof addressed to each such Rightsholder and the underwriter(s), if any, with respect to the registration statement, prospectus and documents incorporated by reference, if any, covering the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by such Rightsholders and underwriter(s),
                  (3) obtain a "cold comfort" letter and updates thereof from Parent's independent certified public accountants addressed to such Rightsholders and to the underwriter(s), if any, which letters shall be in customary form and cover matters of the type customarily covered in "cold comfort" letters by accountants in connection with underwritten offerings, and (4) deliver such documents and certificates as may be reasonably requested by the Rightsholders holding a majority of such Registerable Securities and managing underwriter(s), if any, to evidence compliance with any customary conditions contained in the underwriting agreement or other agreement entered into by Parent; each such action required by this Section 6.1(d)(i)(J) shall be done at each closing under such underwriting or similar agreement or as and to the extent required thereunder; and

                                    (K) if requested by the holders of a
                  majority of the Registerable Securities included in such registration statement, use its best efforts to cause all Registerable Securities which are included in such registration statement to be listed, subject to notice of issuance, by the date of the first sale of such Registerable Securities pursuant to such registration statement, on each securities exchange, if any, on which securities similar to the Registered Securities are listed.

                           (ii) Obligations of Rightsholders. In connection with any registration of Registerable Securities of a Rightsholder pursuant to Section 6.1(b) or (c) hereof:

                                    (A) Parent may require that each
                  Rightsholder whose Registerable Securities are included in such registration statement furnish to Parent such information regarding the distribution of such Registerable Securities and such Rightsholder as Parent may from time to time reasonably request in writing; and

                                    (B) Each Rightsholder, upon receipt of any
                  notice from Parent of the happening of any event of the kind described in clauses (2), (3), (5) and (6) of Section 6.1(d)(i)(C) hereof, shall forthwith discontinue disposition of Registerable Securities pursuant to the registration statement covering such Registerable Securities until such Rightsholder's receipt of the copies of the supplemented or amended prospectus contemplated by clause (1) of Section 6.1(d)(i)(C) hereof, or until such Rightsholder is advised in writing (the "Advice") by Parent that the use of the applicable prospectus may be resumed, and until such Rightsholder has received copies of any additional or supplemental filings which are incorporated by reference in or to be attached to or included with such prospectus, and, if so directed by Parent, such Rightsholder will deliver to Parent (at the expense of Parent) all copies, other than permanent file copies then in the possession of such Rightsholder, of the current prospectus covering such Registerable Securities at the time of receipt of such notice; Parent shall have the right to demand that such Rightsholder or other holder verify its agreement to the provisions of this Section 6.1(d)(ii)(B) in any Demand Request, Tag-Along Request or Holder Notice of the Rightsholder or in a separate document executed by the Rightsholder.

                  (e) Registration Expenses. All expenses incident to the performance of or compliance with this Agreement by Parent, including, without imitation, all registration and filing fees of the Commission, National Association of Securities Dealers, Inc. and other agencies, fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications of the Registerable Securities), rating agency fees, printing expenses, messenger and delivery expenses, internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the fees and expenses incurred in connection with the listing, if any, of the

Registerable Securities on any securities exchange and fees and disbursements of counsel for Parent and Parent's independent certified public accountants (including the expenses of any special audit or "cold comfort" letters required by or incidental to such performance), Securities Act or other liability insurance (if Parent elects to obtain such insurance), the fees and expenses of any special experts retained by Parent in connection with such registration and the fees and expenses of any other person retained by Parent (but not including any underwriting discounts or commissions attributable to the sale of Registerable Securities or other out-of-pocket expenses of the Rightsholders, or the agents who act on their behalf, unless reimbursement is specifically approved by Parent) will be borne by Parent. All such expenses are herein referred to as "Registration Expenses." Notwithstanding the foregoing, Parent shall not be required to pay for any Registration Expenses of any Demand Registration if such Demand Request is subsequently withdrawn at the request of the holders of a majority of the Registerable Securities included in such Demand Registration (in which case all Rightsholders which requested the withdrawal of the Demand Registration shall bear such expenses pro rata); provided that, if, at the time of such withdrawal, such Rightsholders have learned of a material adverse change in the condition, business or prospects of Parent from that known to such Rightsholders at the time of their Demand Request, such Rightsholders shall not be required to pay any of such expenses. In either event, if such Rightsholders pay in full the expenses of such withdrawn Demand Registration, such Rightsholders shall retain the right to one Demand Registration.

                  (f) Indemnification: Contribution.

                           (i) Indemnification by Parent. Parent agrees to indemnify and hold harmless, to the full extent permitted by law, each Rightsholder, its officers and directors and each person who controls such Rightsholder (within the meaning of the Securities Act), if any, and any agent thereof against all losses, claims, damages, liabilities and expenses incurred by such party pursuant to any actual or threatened suit, action, proceeding or investigation (including reasonable attorney's fees and expenses of investigation) arising out of or based upon any untrue or alleged untrue statement of a material fact contained in any registration statement, prospectus or preliminary prospectus or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading, except insofar as the same arise out of or are based upon, any such untrue statement or omission based upon information with respect to such Rightsholder furnished in writing to Parent by such Rightsholder expressly for use therein.

                           (ii) Indemnification by Rightsholder. In connection with any registration statement in which a Rightsholder is participating, each such Rightsholder will be required to furnish to Parent in writing such information with respect to such Rightsholder as Parent reasonably requests for use in connection with any such registration statement or prospectus, and each Rightsholder agrees to the extent it is such a holder of Registerable Securities included in such registration statement, and each other such holder of Registerable Securities included in such Registration Statement will be required to agree, to indemnify, to the full extent permitted by law, Parent, the directors and officers of Parent and each person who controls Parent (within the meaning of the Securities Act) and any agent thereof, against any losses, claims, damages, liabilities and expenses (including reasonable attorney's fees and expenses of investigation incurred by such party pursuant to any actual or threatened suit, action, proceeding or investigation arising out of or based upon any untrue or alleged untrue statement of a material fact or any omission or alleged omission of a material fact necessary, to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they are made) not misleading, to the extent, but only to the extent, that such untrue statement or omission is based upon information relating to such Rightsholder or other holder furnished in writing to Parent expressly for use therein.

                           (iii) Conduct of Indemnification Proceedings. Promptly after receipt by an indemnified party under this Section 6.1(f) of written notice of the commencement of any action, proceeding, suit or investigation or threat thereof made in writing for which such indemnified party may claim indemnification or contribution pursuant to this Agreement, such indemnified party shall notify in writing the indemnifying party of such commencement or threat; but the omission so to notify the indemnifying party shall not relieve the indemnifying party from any liability which the indemnifying party may have to any indemnified party (A) hereunder, unless the indemnifying party is actually prejudiced thereby, or (B) otherwise than under this Section 6.1(f). In case any such action, suit or proceeding shall be brought against any indemnified party, and the indemnified party shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and the indemnifying party shall assume the defense thereof, with counsel reasonably satisfactory to the indemnified party, and the obligation to pay all expenses relating thereto. The indemnified party shall have the right to employ separate counsel in any such action, suit or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless
         (A) the indemnifying party has agreed to pay such fees and expenses,
         (B) the indemnifying party shall have failed to assume the defense of such action, suit or proceeding or to employ counsel reasonably satisfactory to the indemnified party therein or to pay all expenses relating thereto or (C) the named parties to any such action or proceeding (including any impleaded parties) include both the indemnified party and the indemnifying party and the indemnified party shall have been advised by counsel that there may be one or more legal defenses available to the indemnified party which are different from or additional to those available to the indemnifying party and which may result in a conflict between the indemnifying party and such indemnified party (in which case, if the indemnified party notifies the indemnifying party in writing that the indemnified party elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such action or proceeding on behalf of the indemnified party; it being understood, however, that the indemnifying party shall not, in connection with any one such action, suit or proceeding or separate but substantially similar or related actions, suits or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys at any time for the indemnified party, which firm shall be designated in writing by the indemnified party).

                           (iv) Contribution. If the indemnification provided for in this Section 6.1(f) from the indemnifying party is unavailable to an indemnified party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses (A) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other or (B) if the allocation provided by clause (A) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other but also the relative fault of the indemnifying party and indemnified party, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and the indemnified parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified parties, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages. liabilities and expenses referred to above shall be deemed to include, subject to the limitation set forth in Section 6.1(f)(v), any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

                           The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 6.1(f)(iv) were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to in clauses (A) and (B) of the immediately preceding paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                           (v) Limitation. Anything to the contrary contained in this Section 6.1(f) or in Section 6.1(g) notwithstanding, no holder of Registerable Securities shall be liable for indemnification and contribution payments aggregating an amount in excess of the maximum amount received by such holder in connection with any sale of Registerable Securities as contemplated herein.

                  (g) Participation in Underwritten Registration. No Rightsholder may participate in any underwritten registration hereunder unless such Rightsholder (i) agrees to sell such holder's securities on the basis provided in any underwriting arrangements approved by the persons entitled hereunder to approve such arrangements and to comply with Regulation M under the Exchange Act and (ii) completes and executes all questionnaires, appropriate and limited powers of attorney, escrow agreements, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangement; provided, that all such documents shall be consistent with the provisions of Section 6.1(e) hereof.

                  (h) Lock-Up. Notwithstanding any registration of the Registerable Securities under this Section 6.1, each Shareholders hereby agrees that the Shareholder (and any Shareholder's Rightsholder-successor) will not sell, assign, pledge, hypothecate or otherwise transfer any Registerable Securities for a period of six months following the Effective Time (the "Lock Up"); provided, however, that, subject to applicable federal securities laws,
(i) an aggregate of 21,429 shares of Parent Preferred Stock issued as Merger Consideration pursuant to this Agreement (or the shares of Parent Common Stock issuable upon conversion into such shares of Parent Common Stock of such aggregate 21,429 shares of Parent Preferred Stock) shall be exempt from the Lock Up, (ii) during the period commencing two months following the Effective Time and ending four months following the Effective Time, each Shareholder (and any Shareholder's Rightsholder-successor) may sell up to one-third of the Registerable Securities (in this case, Parent Preferred Stock that the Shareholder received as Merger Consideration pursuant to this Agreement and/or Parent Common Stock received upon conversion of Parent Preferred Stock received as Merger Consideration pursuant to this Agreement) of the Shareholder (and all of the Shareholder's Rightsholder-successors) and (iii) during the period commencing four months following the Effective Time and ending six months following the Effective Time, each Shareholder (or the Shareholder's Rightsholder-successor) may sell up to an additional one-third of the Registerable Securities (in this case, Parent Preferred Stock that the Shareholder received as Merger Consideration pursuant to this Agreement and/or Parent Common Stock received upon conversion of Parent Preferred Stock received as Merger Consideration pursuant to this Agreement) of the Shareholder (and all of the Shareholder's Rightsholder-successors); further, provided, however, that the Lock Up will automatically expire if, at any time during the term of the Lock Up, the closing price of Parent Common Stock, as reported by The Nasdaq Stock Market, Inc. ("Nasdaq") (or, if Parent Common Stock is no longer listed on Nasdaq, by any exchange or other nationally recognized source of stock quotations, such as the National Association of Securities Dealers, Inc.'s Electronic Bulletin Board or the Pink Sheets), shall equal or exceed $20.00 for twenty consecutive trading days.

Section 6.2. Nasdaq Compliance.

                  Parent shall use its best efforts to obtain, as promptly as practicable, (i) a written ruling from Nasdaq that Marketplace Rule 4330 does not require Parent obtaining shareholder approval prior to the conversion into shares of Parent Common Stock of all of the shares of Parent Preferred Stock issued as Merger Consideration pursuant to this Agreement or (ii) shareholder approval of the issuance of such Parent Common Stock so as to permit such conversion.

Section 6.3. Stockholders' and Shareholders' Approval.

                  The Company, Parent and Merger Sub shall, in accordance with applicable law and subject to the fiduciary duties of their respective Boards of Directors under applicable law as determined by such directors in good faith after consultation with and based upon the advice of outside counsel, use their best efforts to obtain the approval of this Agreement and the Merger by the shareholders of the Company as required by California Law and stockholder of Merger Sub as required by Delaware Law.

Section 6.4. Access to Parent/Company Information.

                  Subject to any applicable contractual confidentiality obligations (which the Company and Parent shall use their best efforts to cause to be waived), Company and Parent shall afford each other and their respective accountants, counsel and other representatives, reasonable access during normal business hours during the period prior to the Effective Time to (a) all of their respective properties, books, contracts, agreements and records and (b) all other information concerning the business, properties and personnel (subject to restrictions imposed by applicable law) of Company and Parent, as applicable, as may be reasonably requested.

Section 6.5. Confidentiality.

                  Each of the parties hereto hereby agrees to maintain the confidentiality of the information obtained in any investigation pursuant to
Section 6.4, or pursuant to the negotiation of this Agreement, in accordance with the provisions of the Confidentiality Agreement between Parent and the Company, dated as of January 10, 2000.

Section 6.6. Public Disclosure.

                  No disclosure (whether or not in response to an inquiry) of the existence or nature of this Agreement shall be made by any party hereto unless approved in writing by duly authorized officers of both Parent and the Company, or of any third parties identified in such disclosure, prior to release, provided that such approval shall not be unreasonably withheld and subject in any event to Company's and Parent's respective obligations to comply with securities laws and Nasdaq regulations, in each case as applicable, in order to satisfy the listing and disclosure requirements of all such markets where Parent's securities are listed.

Section 6.7. Reasonable Efforts/Consents.

                  Subject to the terms and conditions provided in this Agreement, each of the parties hereto shall use its reasonable efforts to take promptly, or cause to be taken, all actions, and to do promptly, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated hereby to obtain all necessary waivers, consents and approvals and to effect all necessary registrations and filings and to remove any injunctions or other impediments or delays, legal or otherwise, in order to consummate and make effective the transactions contemplated by this Agreement for the purpose of securing to the parties hereto the benefits contemplated by this Agreement.

Section 6.8. Notification of Certain Matters.

                  The Company shall give prompt notice to Parent, and Parent shall give prompt notice to the Company, of (a) the occurrence or non-occurrence of any event, the occurrence or non-occurrence of which is likely to cause any representation or warranty of the Company, Parent or Merger Sub, respectively, contained in this Agreement to be untrue or inaccurate in any material respect at or prior to the Effective Time except as contemplated by this Agreement (including the schedules of the Company attached hereto) and (b) any failure of the Company, Parent or Merger Sub, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this
Section 6.8 shall not limit or otherwise affect any remedies available to the party receiving such notice.

Section 6.9. Affiliate Agreement.

                  Schedule 6.9 to this Agreement sets forth those persons who, in the Company's reasonable judgment, are "affiliates" of the Company (each, an "Affiliate") within the meaning of Rule 145 ("Rule 145") promulgated under the Act. The Company shall provide Parent such information and documents as Parent shall reasonably request for purposes of reviewing such list. The Company has delivered or shall cause to be delivered to Parent prior to the Effective Time from the Company's Affiliates an executed affiliate agreement substantially in the form attached hereto as Exhibit 6.9 (the "Affiliate Agreement"). Parent shall be entitled to place appropriate legends on the certificates evidencing any Parent Preferred Stock (and any Parent Common Stock issuable upon conversion of such Parent Preferred Stock) to be received by Affiliates of the Company pursuant to the terms of this Agreement, and to issue appropriate stop transfer instructions to the transfer agent for Parent Common Stock and Parent Preferred Stock consistent with the terms of such Affiliate Agreement.

Section 6.10. Blue Sky Laws.

                  Parent shall take such steps as may be necessary to comply with the federal securities laws and Blue Sky Laws of all jurisdictions which are applicable to the issuance of Parent Preferred Stock pursuant to this Agreement and Parent Common stock issuable upon conversion of such Parent Preferred Stock. The Company shall use its best efforts to assist Parent as may be necessary to comply with the federal securities laws and Blue Sky Laws of all jurisdictions which are applicable in connection with the issuance of Parent Preferred Stock pursuant to this Agreement and Parent Common Stock issuable upon conversion of such Parent Preferred Stock.

Section 6.11. Shareholder Rights Protection Plan.

                  At or prior to the Effective Time, Parent shall terminate Parent's Shareholder Rights Protection Plan in accordance with such plan's terms.

Section 6.12. Indemnification and Insurance.

                  (a) Parent and the Company agree that all rights to indemnification existing in favor of the present or former directors, officers and employees of the Company (as such) or any of its subsidiaries or present or former directors of the Company or any of its subsidiaries serving or who served at the Company's or any of its subsidiaries' request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, as provided in the Company's Articles of Incorporation or By-laws, or the Certificate of Incorporation or Bylaws (or similar governing documents) of any of the Company's subsidiaries and any indemnification agreements as in effect as of the date hereof with respect to matters occurring at or prior to the Effective Time shall survive the Merger and shall continue in full force and effect and without modification (other than modifications which would enlarge the indemnification rights) for a period of not less than the statute of limitations applicable to such matters, and the Surviving Corporation shall comply fully with its obligations hereunder and thereunder.

                  (b) The officers and directors of Parent and the Surviving Corporation promptly after such person is elected as an officer or director shall amend Parent's liability insurance to include the officers and directors of Parent and Surviving Corporation set forth on Schedule 6.12 to this Agreement.

                  (c) In the event the Surviving Corporation or Parent or any of their respective successors or assigns (i) consolidates with or merges into any other entity and is not the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person or entity, proper provisions shall be made so that the successors and assigns of the Surviving Corporation or Parent, as appropriate, assume the obligations set forth in this Section 6.12.

Section 6.13. Parent Employee Stock Option Plan.

                  Parent will take such action as is appropriate to amend its existing employee stock option plan or adopt a new employee stock plan as are necessary to permit the issuance of stock options thereunder to Adam J. Epstein in accordance with the terms and conditions of the stock option agreement attached to Mr. Epstein's employment agreement with Parent. Parent shall use its best efforts to register under the Securities Act the securities issuable under such amended or new plan so as to permit the issuance to and sale by Mr. Epstein of the securities issuable under said employment agreement, provided Mr. Epstein complies with his obligations under applicable law with respect to any sale of such securities.

Section 6.14. Merger Consideration Issued to Adam J. Epstein.

                  Prior to the Effective Time, Parent's Board of Directors shall approve the issuance to Adam J. Epstein of the 37,276.855 shares of Parent Preferred Stock issuable to Mr. Epstein as Merger Consideration pursuant to this Agreement in a form that is sufficient to exempt such acquisition by Mr. Epstein from the provisions of Section 16 of the Exchange Act, pursuant to paragraph (d) of Rule 16b-3 promulgated under the Exchange Act.

Section 6.15. Recapitalization.

                  In compliance with applicable New York Law, Delaware Law and the rules and regulations of the SEC, Parent shall give notice and hold a meeting of the shareholders of Parent for the purpose of obtaining shareholder approval of a corporate reorganization of Parent (the "Recapitalization"), whereby Parent will reorganize under Delaware Law under the name "Superus Holdings, Inc." (the "Delaware Successor Corporation"). It is intended that the Delaware Successor Corporation will be a publicly traded company with its common stock registered under Section 12(g) of the Exchange Act and initially with three operating subsidiaries or divisions, the first being Surge Components, Inc. ("New Surge"), which will own the assets and conduct the operations of Parent's existing electronics components business, the second being MailEncrypt, Inc., which will own the assets and conduct the operations of the Company's business and the third being SolaWorks, Inc., which will own certain assets and conduct operations related to Latin America-focused commercial Internet solutions. It is further intended that, effective upon consummation of the Recapitalization, the Board of Directors of the Delaware Successor Corporation will be comprised of Adam J. Epstein, Ira Levy and at least three other members who shall be "independent directors" within the meaning of such term under the Nasdaq Marketplace Rules. All net proceeds received by Parent or the Delaware Successor Corporation with respect to the exercise of the Class A Redeemable Common Stock Purchase Warrants of Parent and warrants to purchase shares of Parent Common Stock issuable pursuant to the terms of the Investment Banking Agreement, dated as of November 13, 2000, between Parent and Equilink Capital Partners, LLC, are anticipated to be allocated for use as follows: (a) 28% of such net proceeds shall be applied for use in the business and operations of Parent, prior to the Recapitalization, or New Surge, following the Recapitalization, and (b) 72% of such net proceeds shall be applied as determined by the majority vote or written consent of Parent Board, prior to the Recapitalization, or the Board of Directors of the Delaware Successor Corporation, following the Recapitalization (but, in either case, only upon a unanimous vote or written consent of the independent directors on such board); provided, however, that this clause (b) shall be deemed satisfied to the extent such proceeds are utilized substantially in accordance with one or more resolutions of the appropriate board that specifies the categories, approximate amounts and such other matters as such board deems appropriate with respect to the uses of such proceeds.


                      ARTICLE 7 - CONDITIONS TO THE MERGER

Section 7.1. Conditions to Obligations of Each Party to Effect the Merger.

                  The respective obligations of each party to this Agreement to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions, any of which may be deferred or waived by written instrument executed by the Company and Parent:

                  (a) No Injunctions or Restraints; Illegality. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Merger shall be in effect;

                  (b) Regulatory Approvals and Third Party Consents. All governmental and third party consents, orders and approvals legally required for the consummation of the Merger and the transactions contemplated hereby shall have been obtained and be in effect at the Effective Time;

                  (c) Parent Fairness Opinion. Parent shall have received from a nationally recognized investment banking or valuation firm reasonably acceptable to Parent an opinion to the effect that the Merger is appropriate for Parent and its public shareholders from a financial point of view, and such opinion shall not have been withdrawn or modified in any material adverse respect as of the Effective Time;

                  (d) Waiver. Notwithstanding anything to the contrary herein, any party may waive compliance of the other party to any condition contained in this Section 7.1, if such waiver is made by a writing executed by the party and delivered to the other parties hereto, provided, however, a single or partial waiver of any condition will not be deemed a waiver of any other part of such condition or any other condition.

Section 7.2. Additional Conditions to the Obligations of Parent and Merger Sub.

                  The obligations of Parent and Merger Sub to consummate the Merger and the transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, exclusively by Parent:

                  (a) Representations and Warranties. The representations and warranties of the Company and Shareholders contained in this Agreement shall be true and correct in all material respects on and as of the date made and the Closing Date, except for changes contemplated by this Agreement (including the schedules of the Company) and except for those representations and warranties which address matters only as of a particular date (which shall remain true and correct as of such date), with the same force and effect as if made on and as of the Effective Time, except, in all such cases, for such breaches, inaccuracies or omissions of such representations and warranties which have neither had nor reasonably would be expected to have a Material Adverse Effect on the Company or Parent. For the purposes of this Agreement, the term "Material Adverse Effect" on a party shall mean an event, change or occurrence which, individually or together with any other event, change or occurrence, has a material adverse impact on (i) the financial position, business, or results of operations of such party and its subsidiaries, taken as a whole or (ii) the ability of such party to perform its obligations under this Agreement or to consummate the Merger or the other transactions contemplated by this Agreement; provided, however, that a Material Adverse Effect shall not be deemed to include the impact of (i) changes in laws of general applicability or interpretations thereof by courts or governmental authorities, (ii) changes in GAAP, (iii) actions and omissions of a party (or any of its subsidiaries) taken with the prior written consent of the other party in contemplation of the transactions contemplated hereby and (iv) the direct effects of compliance with this Agreement on the operating performance of the parties, including expenses incurred by the parties in consummating the transactions contemplated by this Agreement;

                  (b) Agreements and Covenants. The Company shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time;

                  (c) Legal Opinion. Parent shall have received a legal opinion from Bryan Cave LLP, legal counsel to the Company, in substantially the form attached hereto as Exhibit 7.2(c);

                  (d) Material Adverse Change. Since June 30, 2000, no event shall have occurred that would constitute a Material Adverse Effect to the Company;

                  (e) Employment Agreements. Each of the persons listed on
Schedule 7.2(e) hereto shall have executed and delivered to Parent employment agreements in substantially the form of Exhibit 7.2(e)(1) or (2) attached hereto;

                  (f) Due Diligence. Parent shall have conducted its due diligence of Company with results, in the sole discretion of the Board of Directors of Parent, satisfactory to it;

                  (g) Additional Certificates. The Company shall have furnished to Parent such additional certificates, opinions and other documents as Parent may have reasonably requested as to any of the conditions set forth in this
Section 7.2;

                  (h) Company Shareholder Approval. The Shareholders shall have approved this Agreement and the transactions contemplated by this Agreement; and

                  (i) Blueprint License. The Company shall have entered into a perpetual, royalty-free license, acceptable to Parent, with Blueprint Networks, Inc., to license the Web-based encrypted e-mail software, including the "Diesel" software kernel (the "Kernel"), needed to operate its business (the "Diesel/Encryption Application"). In addition, the Company or the Surviving Corporation shall have entered into an agreement or other arrangement, acceptable to Parent, whereby (i) Blueprint Networks, Inc. will "break-out" the Diesel/Encryption Application from the Kernel, (ii) upon such "break-out," the Company or the Surviving Corporation will purchase the Diesel/Encryption Application and (iii) the Company or Surviving Corporation will have an option or right of first refusal with respect to the purchase of the Kernel.

                  (j) Three Month Budgets. The Company shall have provided Parent with written monthly budgets for a three month period following the Effective Time setting forth in reasonable detail all of the operating expenses of Superus Holdings, Inc., the Surviving Corporation and SolaWorks, Inc., such operating expenses for said three entities not to exceed $250,000.00 in the aggregate per month.

Section 7.3. Additional Conditions to Obligations of the Company.

                  The obligations of the Company and Shareholders to consummate the Merger and the transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the Closing, or such time as specified herein, of each of the following conditions, any of which may be waived, in writing, exclusively by the Company:

                  (a) Representations and Warranties. The representations and warranties of Parent and Merger Sub contained in this Agreement shall be true and correct in all material respects on and as of the date made and the Effective Time, except for changes contemplated by this Agreement and except for those representations and warranties which address matters only as of a particular date (which shall remain true and correct as of such date), with the same force and effect as if made on and as of the Effective Time, except, in all such cases, for such breaches, inaccuracies or omissions of such representations and warranties which have neither had nor reasonably would be expected to have a Material Adverse Effect on Parent or any of its subsidiaries;

                  (b) Agreements and Covenants. Parent and Merger Sub shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Effective Time;

                  (c) Legal Opinion. The Company shall have received a legal opinion from Snow Becker Krauss, P.C., counsel to Parent and Merger Sub, in substantially the form attached hereto as Exhibit 7.3(c);

                  (d) Material Adverse Change. Since August 31, 2000, no event shall have occurred that would constitute a Material Adverse Effect to Parent or any of its subsidiaries, except with respect to Parent's termination of Parent's acquisition of Global;

                  (e) Employment Agreements. Parent shall have executed and delivered to each of the persons listed on Schedule 7.2(e) hereto employment agreements substantially in the form of Exhibit 7.2(e)(1) or (2) attached hereto, and Parent shall have assumed any existing employment agreements to which the Company is a party;

                  (f) Due Diligence. The Company shall have conducted its due diligence of Parent and its subsidiaries with results, in the sole discretion of the Board of Directors of the Company, satisfactory to it;

                  (g) Administrative Services Agreement. The Administrative Services Agreement attached hereto as Exhibit 7.3(g) shall have been executed by Parent and Merger Sub substantially in the form as attached hereto; and

                  (h) Additional Certificates. Parent and Merger Sub shall have furnished to the Company such additional certificates, opinions and other documents as the Company may have reasonably requested as to any of the conditions set forth in this Section 7.3;


                  ARTICLE 8 - TERMINATION, AMENDMENT AND WAIVER

Section 8.1. Termination.

                  This Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time:

                  (a) by mutual consent of the Company and Parent;

                  (b) by Parent or the Company, if (i) the Effective Time has not occurred by November 30, 2000 (provided that the right to terminate this Agreement under this clause (i) to

Paragraph 8.1(b) shall not be available to any party whose willful or reckless failure to fulfill any obligation hereunder has been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date), (ii) there shall be a final non-appealable order of a federal or state court in effect preventing consummation of the Merger, (iii) there shall be any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger by any governmental entity that would make consummation of the Merger illegal or (iv) if any of the conditions precedent to Closing set forth in this Agreement have not been met and have not been waived in writing by the party whose consent is required;

                  (c) by Parent or the Company, if there shall be any action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger, by any governmental entity, which would (i) prohibit Parent's or the Company's ownership or operation of any material portion of the business of the Company or Parent or (ii) compel Parent or the Company to dispose of or hold separate, as a result of the Merger, any material portion of the business or assets of the Company or Parent;

                  (d) by Parent, if it is not in material breach of its obligations under this Agreement and there has been a material breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of the Company and as a result of such breach the conditions set forth in Paragraph 7.2(a) or Paragraph 7.2(b), as the case may be, would not then be satisfied; provided, however, that if such breach is curable by the Company within ten days after the giving of written notice by Parent of such breach through the exercise of the Company's reasonable best efforts, then for so long as the Company continues to exercise such reasonable best efforts Parent may not terminate this Agreement under this Paragraph 8.1(d) unless such breach is not cured within ten days (but no cure period shall be required for a breach which by its nature cannot be cured);

                  (e) by the Company, if it is not in material breach of its obligations under this Agreement and there has been a material breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of Parent or Merger Sub and as a result of such breach the conditions set forth in Paragraph 7.3(a) or Paragraph 7.3(b), as the case may be, would not then be satisfied; provided, however, that if such breach is curable by Parent or Merger Sub within ten days after the giving of written notice by the Company of such breach through the exercise of Parent's or Merger Sub's reasonable best efforts, then for so long as Parent or Merger Sub continues to exercise such reasonable best efforts the Company may not terminate this Agreement under this Paragraph 8.1(e) unless such breach is not cured within ten days (but no cure period shall be required for a breach which by its nature cannot be cured);

                  (f) by Parent, if the Company fails to obtain the unanimous consent of the Company's shareholders approving the transactions contemplated by this Agreement; or

                  (g) by Parent or the Company, if it is not in initial breach of its obligations under this Agreement and any of the conditions set forth in
Section 7.4 have not been satisfied.

                  Where action is taken to terminate this Agreement pursuant to this Section 8.1, it shall be sufficient for such action to be authorized by the Board of Directors of the party taking such action.

Section 8.2. Effect of Termination.

                  In the event of termination of this Agreement as provided in
Section 8.1, this Agreement shall forthwith become void and, except as set forth herein, there shall be no liability or obligation on the part of Parent, Merger Sub or the Company, or their respective officers, directors or stockholders; provided, however, that each party shall remain liable for any breaches of this Agreement prior to its termination; and provided, further, that, the provisions of this Section 8.2 and Sections 6.5, 6.6 and 6.12 and Article 10 of this Agreement shall remain in full force and effect and survive any termination of this Agreement.


Section 8.3. Amendment.

                  Except as is otherwise required by applicable law, this Agreement may be amended by the parties hereto at any time, but only by an instrument in writing signed by or validly on behalf of each of the parties to this Agreement.

Section 8.4. Extension, Waiver.

                  At any time prior to the Effective Time, Parent and Merger Sub, on the one hand, and the Company, on the other, may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations of the other party hereto, (b) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect the right of such party at a later time to enforce the same or any other provision of this Agreement. No waiver of any condition or of the breach of any term in this Agreement in one or more instances shall be deemed to be or construed as a further or continuing waiver of such condition or breach or a waiver of any other condition or of the breach of any other term of this Agreement.

Section 8.5. Limitation on Shareholders' Liability.

                  Notwithstanding any other provision herein to the contrary, in no event shall the aggregate liability for any Shareholder for a breach of a representation or warranty contained in Article 3 of this Agreement exceed the product of such Shareholder's percentage equity interest in the Company, as reflected in Schedule 8.5, and the aggregate market value of 1,821,400 shares of Parent Common Stock as of the close of the regular trading session of Nasdaq on the day on which the Effective Time shall occur.

                    ARTICLE 9 - UNWINDING OF THE TRANSACTION

Section 9.1       Failure to Obtain Nasdaq or Shareholder Approval.

                  (a)      Unwinding the Transaction.  In the event that either:
                           (i) (A) Parent and the Delaware Successor Corporation
                  shall not have filed with the SEC a preliminary proxy statement and appropriate registration statement under the Securities Act (the "Recapitalization Registration Statement") with respect to Parent Board's solicitation of proxies from the holders of Parent Common Stock for the approval of the Recapitalization on or before December 15, 2000.
                                    (B) the Recapitalization Registration
                  Statement is not declared effective by the SEC on or before January 14, 2001,
                                    (C) the holders of Parent Common Stock shall
                  not have approved the Recapitalization in accordance with New York Law on or before March 15, 2001, or
                                    (D) the Board of Directors of the Delaware
                  Successor Corporation does not initially consist of Adam J. Epstein, Ira Levy and at least three "independent directors" within the meaning of such term under the Nasdaq Marketplace Rules, or such other members as are mutually agreed to by Parent and a majority of the Shareholders, or
                           (ii) (A) Nasdaq shall not have confirmed to Parent on
                  or before December 31, 2000 that the conversion into shares of Parent Common Stock of the shares of Parent Preferred Stock issued as Merger Consideration pursuant to this Agreement does not require further shareholder approval by the holders of Parent Common Stock under the Nasdaq Marketplace Rules,
                                    (B) Parent shall not have filed with the SEC
                  a preliminary proxy statement (the "Conversion Shareholder Approval Proxy Statement") with respect to Parent Board's solicitation of proxies from the holders of Parent Common Stock for their shareholder approval (the "Conversion Shareholder Approval") of the conversion into shares of Parent Common Stock of the shares of Parent Preferred Stock issued as Merger Consideration pursuant to this Agreement on or before December 15, 2000,
                                    (C) Parent shall not have complied with all
                  comments by the SEC staff with respect to the Conversion Shareholder Approval Proxy Statement and have not caused to be mailed to Parent's shareholders the definitive Conversion Shareholder Approval Proxy Statement or before January 14, 2001 or
                                    (D) the Conversion Shareholder Approval
                  shall not have been obtained in accordance with New York Law and Nasdaq Marketplace Rules on or before March 15, 2001, then, in such an event, upon the affirmative vote or written consent made on or before March 31, 2001 (with notice of such vote or written consent being given to Parent on or before March 31, 2001) by the holders of sixty percent (60%) of the shares of Parent Preferred Stock issued as the Merger Consideration pursuant to this Agreement, no later than April 15, 2001, Parent shall sell, assign and transfer to the holders of Parent Preferred Stock, and such holders of the Parent Preferred Stock issued as the Merger Consideration pursuant to this Agreement shall purchase and receive from Parent, all of the outstanding shares of the Surviving Corporation, free and clear of all liens and encumbrances, for the total consideration of the valid transfer and assignment of all of the shares of Parent Preferred Stock issued as the Merger Consideration pursuant to this Agreement, free and clear of all liens and encumbrances (the "Unwind Transaction"). At the effective time of the consummation of the Unwind Transaction, all funds previously loaned or advanced by Parent to the Company, whether prior to, on or after the date of this Agreement (collectively, the "Company Loans"), shall become due and payable and Parent's obligation to sell, assign and transfer to the Shareholders the outstanding shares of the Surviving Corporation in the Unwind Transaction shall be contingent upon repayment in full of the Company's Loans, whether by payment in cash or by conversion into securities of the Surviving Corporation in accordance with the terms of the promissory note(s) evidencing the Company Loans. Notwithstanding anything contained to the contrary in this paragraph 9.1(a), Parent shall use its best efforts to (x) file, as promptly as possible, the Recapitalization Registration Statement and Conversion Shareholder Approval Proxy Statement (which may be combined into one filing with the SEC) and (y) obtain, as promptly as possible, shareholder approval of the Recapitalization and the Conversion Shareholder Approval.

                  (b) Parent's Covenant. Until the earlier of (i) Nasdaq's confirmation to Parent that the conversion into shares of Parent Common Stock of the shares of Parent Preferred Stock issued as Merger Consideration pursuant to this Agreement does not require further shareholder approval by the holders of Parent Common Stock under the Nasdaq Marketplace Rules or (ii) the holders of Parent Common Stock giving their shareholder approval of the conversion into shares of Parent Common Stock of the shares of Parent Preferred Stock issued as Merger Consideration pursuant to this Agreement, Parent shall not sell, assign, pledge, hypothecate or otherwise transfer any of the equity securities of the Surviving Corporation, nor permit (in Parent's capacity as the sole stockholder of the Surviving Corporation) the Surviving Corporation to issue any equity securities of the Surviving Corporation, and shall use Parent's best efforts that the securities of the Surviving Corporation shall remain free and clear of any liens or encumbrances of any kind.

                  (c) Shareholders' Covenants. Until the earlier of (i) Nasdaq's confirmation to Parent that the conversion into shares of Parent Common Stock of the shares of Parent Preferred Stock issued as Merger Consideration pursuant to this Agreement does not require further shareholder approval by the holders of Parent Common Stock under the Nasdaq Marketplace Rules or (ii) the holders of Parent Common Stock giving their shareholder approval of the conversion into shares of Parent Common Stock of the shares of Parent Preferred Stock issued as Merger Consideration pursuant to this Agreement, no Shareholder shall sell, assign, pledge, hypothecate or otherwise transfer any of the Parent Preferred Stock issued as Merger Consideration pursuant to this Agreement, except that each Shareholder may make gifts not in violation of the federal securities laws or conduct other transfers expressly approved by Parent Board of the shares of Parent Preferred Stock issued as Merger Consideration pursuant to this Agreement (or shares of Parent Common Stock issued upon conversion of such shares of Parent Preferred Stock), provided that each donee or transferee executes and delivers to Parent an agreement in form and substance acceptable to Parent to the effect that the donee or transferee assumes all of the donor/transferor-Shareholder's agreements, obligations and liabilities under this Agreement with respect to the shares so gifted or


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



transferred. In addition, each Shareholder shall use the Shareholder's best efforts to keep the Shareholder's shares of Parent Preferred Stock free and clear of any liens or encumbrances of any kind.

                  (d) Survival. The provisions of this Article 9 shall survive the Closing and Merger and shall be binding on Parent's and each Shareholder's heirs, successors and assigns.


                         ARTICLE 10 - GENERAL PROVISIONS

Section 10.1. Survival of Representations and Warranties.

                  The representations and warranties set forth in Article 3 and
Article 4 shall survive for a period of one year beyond the Effective Time, except as may be otherwise specifically provided elsewhere in this Agreement. This Section 10.1 shall not limit any covenant or agreement of the parties hereto which by its terms contemplates performance after the Effective Time.

Section 10.2. Notices.

                  All notices and other communications hereunder shall be in writing, shall be effective when received, and shall in any event be deemed to have been received (a) when delivered, if delivered personally or by commercial delivery service (in either case, against written receipt therefor), (b) five business days after deposit with U.S. Mail, if mailed by registered or certified mail (return receipt requested), (c) one business day after the business day of deposit with Federal Express or similar nationally recognized overnight courier for next day delivery (or, two business days after such deposit if deposited for second business day delivery), if delivered by such means, or (d) one business day after delivery by facsimile transmission with copy by U.S. Mail, if sent via facsimile plus mail copy (with acknowledgment of complete transmission), to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

    if to the Company, to:               MailEncrypt.com, Inc.
                                         12121 Wilshire Boulevard
                                         Los Angeles, California  90025
                                         Attention: Michael Patchen, President
                                         Facsimile:  (310) 477-7996

    with a copy to:                      Bryan Cave LLP
                                         120 Broadway - Suite 300
                                         Santa Monica, California  90401
                                         Attention:  David G. Andersen, Esq.
                                         Facsimile:  (310) 576-2200

    if to Parent or Merger Sub, to:      Surge Components, Inc.
                                         1016 Grand Avenue
                                         Deer Park, New York 11729-0125


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



                                         Attention: Ira Levy, President
                                         Facsimile:  (516) 242-6932

     with a copy to:                     Snow Becker Krauss P.C.
                                         605 Third Avenue - 25th Floor
                                         New York, New York 10158
                                         Attention: Elliot Lutzker, Esq.
                                         Facsimile:  (212) 949-7052

Section 10.3. Interpretation.

                  The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The word "agreement" when used herein shall be deemed in each case to mean any contract, commitment or other agreement, whether oral or written, that is legally binding. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. When reference is made herein to "the business of" an entity, such reference shall be deemed to include the business of all direct and indirect subsidiaries of such entity. Reference to the subsidiaries of an entity shall be deemed to include all direct and indirect subsidiaries of such entity.

Section 10.4. Counterparts.

                  This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

Section 10.5. Entire Agreement.

                  This Agreement, the Schedules and Exhibits hereto, and the documents and instruments and other agreements among the parties hereto referenced herein: (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, and (b) are not intended to confer upon any other person any rights or remedies hereunder.

Section 10.6. Severability.

                  In the event that any provision of this Agreement or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.


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



Section 10.7. Other Remedies.

                  Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

Section 10.8. Specific Performance.

                  The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

Section 10.9. Governing Law.

                  This Agreement shall be governed by and construed in accordance with the laws of the State of New York, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof, provided that issues involving the corporate governance of any of the parties hereto shall be governed by their respective jurisdictions of incorporation. Each of the parties hereto agrees that process may be served upon them in any manner authorized by the laws of the State of New York, and that such process may be served outside the state of New York, for such persons and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction and such process.

Section 10.10. Rules of Construction.

                  The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

Section 10.11. Assignment.

                  No party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other parties hereto. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

Section 10.12. Absence of Third Party Beneficiary Rights.

                  No provisions of this Agreement are intended, nor shall be interpreted, to provide or create any third party beneficiary rights or any other rights of any kind in any client, customer, affiliate, partner of any party hereto or any other person or entity unless specifically provided otherwise herein.

Section 10.13. Mediation and Arbitration.

                  If any dispute, controversy or claim arises in connection with the performance or breach of this Agreement between the parties, a party hereto may, upon written notice to the other parties, request facilitated negotiations. Such negotiations shall be assisted by a neutral facilitator acceptable to all parties and shall require the best efforts of the parties to discuss with each other in good faith their respective positions and, respecting their different interests, to finally resolve such dispute.

                  A party may disclose any facts to the other parties or to the facilitator which such party believes, in good faith, to be necessary to resolve the dispute. All such disclosures shall be deemed in furtherance of settlement efforts and thus confidential. Except as agreed to by all parties, the facilitator shall keep confidential all information disclosed during the negotiations. The facilitator shall not act as a witness for either party in any subsequent arbitration between the parties. Such facilitated negotiations shall conclude within sixty days from receipt of the written notice, unless extended by mutual consent of the parties. The costs incurred by each party in such negotiations shall be borne by it. Any fees or expenses of the facilitator shall be borne equally by all parties.

                  If any dispute, controversy or claim arises in connection with the performance or breach of this Agreement which cannot be resolved by facilitated negotiations, then such dispute, controversy or claim shall be settled by arbitration in accordance with the laws of the State of New York and the then current Commercial Arbitration Rules of the American Arbitration Association, except that no pre-hearing discovery will be permitted unless specifically authorized by the arbitration panel. The confidentiality provisions applicable to facilitated negotiations shall also apply to arbitration.

                  The award issued by the arbitration panel may be confirmed in a judgment by any federal or state court of competent jurisdiction. All reasonable costs of both parties, as determined by the arbitration panel, including (i) the fees and expenses of the American Arbitration Association and of the arbitration panel, and (ii) the costs, including reasonable attorneys' fees, incurred to confirm the award in court, shall be borne entirely by the non-prevailing party (to be designated by the arbitration panel in the award) and may not be allocated between the parties by the arbitration panel.

Section 10.14. Disclosure.

                  Disclosure on one schedule, attachment or document provided pursuant to any paragraph or subparagraph of this Agreement shall be deemed disclosure under any other applicable paragraph or subparagraph of this Agreement.

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


                  IN WITNESS WHEREOF, the parties hereto have caused this Merger Agreement and Plan of Reorganization to be signed by their duly authorized respective officers, all as of the date first written above.

                                       SURGE COMPONENTS, INC.


                                       By:                  /s/ Ira Levy
                                           ------------------------------------
                                           Name: Ira Levy
                                           Title: President

                                       MAIL ACQUISITION CORP.


                                       By:                  /s/ Ira Levy
                                           ------------------------------------
                                           Name: Ira Levy
                                           Title: President

                                       MAILENCRYPT.COM, INC.


                                       By:               /s/ Michael Patchen
                                           ------------------------------------
                                                     Michael Patchen, President

SHAREHOLDERS


           /s/ Thomas Taulli                           /s/ Adam J. Epstein
--------------------------------------        ---------------------------------
             Thomas Taulli                               Adam J. Epstein


         /s/ Michael Patchen                            /s/ David Bird
--------------------------------------        ---------------------------------
           Michael Patchen                                David Bird


          /s/ Chris Harano
--------------------------------------
             Chris Harano


                                       47